Exhibit 10.1

EXECUTION VERSION

SENIOR SECURED DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT

Dated as of August 16, 2019,

Among

SANCHEZ ENERGY CORPORATION,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB

as Administrative Agent and Collateral Agent

i

(Continued)

(Continued)

(Continued)

(Continued)

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Note
Exhibit C	Form of Interim Order
Exhibit D-1 – D-4	Form of Tax Compliance Certificates
Exhibit E	[Reserved]
Exhibit F	Form of Notice of Borrowing
Exhibit G	Form of Guarantee
Exhibit I	Form of Reserve Report Certificate
Exhibit J	Initial DIP Budget

Schedule 1.01(b)	Closing Date Unrestricted Subsidiaries
Schedule 2.01	New Money Commitments and Lenders
Schedule 2.18	Existing Letters of Credit
Schedule 3.01	Jurisdictions
Schedule 3.04	Litigation
Schedule 3.11	Subsidiaries
Schedule 3.17	Gas Imbalances
Schedule 3.18	Marketing Agreements
Schedule 3.19	Hedge Agreements
Schedule 3.21	Insurance
Schedule 3.28	Accounts
Schedule 6.02	Existing Indebtedness
Schedule 6.03	Existing Liens

SENIOR SECURED DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of August 16, 2019, among Sanchez Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), the Lenders from time to time party hereto and Wilmington Savings Fund Society, FSB (“WSFS”), as administrative agent and collateral agent for the Lenders.

WHEREAS, on August 11, 2019 (the “Petition Date”), the Borrower and certain of the Borrower’s Subsidiaries (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested that the Lenders provide the Borrower with a debtor-in-possession, superpriority, senior secured term loan credit facility (the “DIP Facility”) denominated in U.S. Dollars consisting of (a) a new money multiple draw term loan credit facility in an aggregate principal amount not to exceed $175,000,000 (the “New Money Facility”), which shall consist of (i) the Initial New Money Loan in an aggregate principal amount not to exceed $50,000,000, and (ii) the Final New Money Loans in an aggregate principal amount not to exceed $125,000,000, in each case, subject to the terms and conditions set forth herein, and (b) subject to, and upon the entry of, the Final Order, the Roll-Up Loans in an aggregate principal amount equal to $175,000,000 (the “Roll-Up Facility”), in each case to be afforded the Liens and priority set forth in the Orders and the other Loan Documents;

WHEREAS, by execution and delivery of this Agreement and the other Loan Documents, the Guarantors shall guarantee the Obligations and the Borrower and each Guarantor shall secure all of the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien and security interest in respect of, and on, substantially all of such Credit Party’s Property, in each case, on and subject to the terms and priorities set forth in the Interim Order, the Final Order, and the other Loan Documents;

WHEREAS, all of the claims and the Liens granted under the Orders and the Loan Documents to the Secured Parties in respect of the DIP Facility shall be subject to the Carve-Out; and

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Acceptable Plan of Reorganization” means a plan of reorganization that provides for the (i) termination of the New Money Commitments and (ii) payment of all the Obligations (other than contingent indemnification obligations for which no claims have been made) indefeasibly in full in cash on or before the effective date of such plan.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one (1) transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted LIBO Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means WSFS, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 8.09.

“Administrative Questionnaire” shall have the meaning set forth in Section 9.06(b)(ii)(D).

“Affected Interest Period” shall have the meaning set forth in Section 2.08.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlling”, “controlling” and “controlled” shall have meanings correlative thereto.

“Agent Fee Letter” means the letter agreement between the Borrower and WSFS dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate New Money Commitments” means, at any time, the sum of the aggregate amount of the New Money Commitments of all of the New Money Lenders at such time.

“Agreement” shall have the meaning set forth in the preamble to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall have the meaning set forth in Section 3.15.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means a per annum rate of eight percent (8.0%).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate New Money Commitments represented by such New Money Lender’s New Money Commitment at such time; provided that, at any time a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate New Money Commitments (disregarding any Defaulting Lender’s New Money Commitment at such time, but subject to Section 2.17) represented by such New Money Lender’s New Money Commitment. If the Aggregate New Money Commitments have expired, the Applicable Percentages shall be determined based upon the Aggregate New Money Commitments most recent in effect, giving effect to any Assignments.

“Applicable Subsidiary” shall have the meaning set forth in Section 7.01(f).

“Approved Budget” shall have the meaning set forth in Section 5.01(g).

“Approved Fund” shall have the meaning set forth in Section 9.06(b).

“Assignee” shall have the meaning set forth in Section 9.06(b)(i).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Attributable Indebtedness” means with respect to a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.” As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authorized Officer” means as to any Person, (a) the President, (b) the Chief Executive Officer, (c) the Chief Financial Officer, (d) the Chief Operating Officer, (e) the Treasurer, (f) the Assistant or Vice Treasurer, (g) the Vice President-Finance, (h) the General Counsel, (i) any manager, managing member or general partner, in each case, of such Person, and (j) any other senior officer designated as such in writing to the Administrative Agent by such Person (the officers described in clauses (a) through (e) and (h), the “Responsible Officers”).  Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Avoidance Action” means the Debtors’ claims and causes of action under sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.

“Avoidance Proceeds” means any proceeds or property recovered, unencumbered or otherwise in connection with successful Avoidance Actions, whether by judgment, settlement or otherwise.

“Backstop Fee” shall have the meaning set forth in Section 2.11(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, or any appellate court having jurisdiction over the Cases from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Board of Directors” means, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning set forth in Section 9.17.

“Borrowing” means a group of New Money Loans made on a single date.

“Budget Variance Report” means a variance report setting forth in each case for the four-week period ended on the immediately preceding Friday prior to the delivery thereof (a “Test Period”), the variance (as compared to the Approved Budget) of the aggregate operating disbursements (excluding professional fees and expenses, and interest and fees accrued under the DIP Facility, and adequate protection payments) made by the Debtors, certified by an Authorized Officer of the Borrower.  For purposes of determining variances, for weeks ending prior to the beginning of the Approved Budget then in effect, it shall be assumed that the budgeted amounts for the period prior to the period covered by the Approved Budget then in effect are the actual reported amounts for such period.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Houston, Texas are authorized by law or other governmental actions to close; provided that, when used in the definition of “LIBO Rate,” the term “Business Day” means any such day that is also a day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Stock” means:

(a)        in the case of a corporation, corporate stock or shares;

(b)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)        in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Carve-Out” shall have the meaning set forth in (a) prior to the Final Order Entry Date, the Interim Order or (b) on or after the Final Order Entry Date, the Final Order, as applicable.

“Cases” shall have the meaning set forth in the recitals to this Agreement.

“Cash Collateral” shall have the meaning set forth in (a) prior to the Final Order Entry Date, the Interim Order or (b) on or after the Final Order Entry Date, the Final Order, as applicable.

“Cash Equivalents” means:

(a)        United States dollars;

(b)        securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(c)        marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(d)        certificates of deposit, demand deposits and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

(e)        repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (b), (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f)        commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one (1) year after the date of acquisition;

(g)        money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and

(h)        marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within twenty four (24) months after the date of the creation thereof.

“Cash Management Order” means one or more orders of the Bankruptcy Court, including any interim and/or final orders, entered in the Cases, together with all extensions, modifications and amendments thereto, in form and substance reasonably satisfactory to the Required Lenders and otherwise consistent with the Loan Documents, which, among other matters, authorizes the Debtors to maintain their existing cash management system.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Casualty Event” means, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the Interim Facility Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Interim Facility Effective Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Interim Facility Effective Date by any central bank or other governmental or quasigovernmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Interim Facility Effective Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(i) and (b) of Section 2.09 generally on other borrowers of loans under United States credit facilities; provided that no Lender shall be required to disclose any confidential or proprietary information in connection therewith.

“Change of Control” means (a) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934) of fifty one percent (51%) or more of the equity securities of the Borrower entitled to vote for members of the Board of Directors of the Borrower or (b) any Restricted Subsidiary fails to be a Wholly Owned Subsidiary of the Borrower.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for the term “DIP Collateral” in the Interim Order (and, if applicable, the Final Order) and shall include any and all assets securing or intended to secure any or all of the Obligations.

“Collateral Agent” means WSFS, as collateral agent for the benefit of the Secured Parties, or any successor collateral agent appointed in accordance with the provisions of Section 8.09.

“Commitment Fee Rate” means a per annum rate of one-half of one percent (0.5%).

“Confidential Information” shall have the meaning set forth in Section 9.13.

“Contractual Requirement” shall have the meaning set forth in Section 3.03.

“Credit Party” means each of the Borrower and the Guarantors.

 “Debtor” or “Debtors” shall have the meaning set forth in the recitals to this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Dedicated Cash Receipts” means all cash received by or on behalf of the Borrower or any Restricted Subsidiary with respect to the following: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned by the Borrower or any Restricted Subsidiary; (c) proceeds from Loans; and (d) any other cash received by the Borrower or any Restricted Subsidiary from whatever source (including amounts received in respect of the Liquidation of any Hedge Agreement) other than (i) liability insurance proceeds required to be paid directly to third parties in the ordinary course of business and consistent with past practices, and (ii) payments made to the Borrower or any Restricted Subsidiary for the account of third parties in the ordinary course of business and consistent with past practices under or in connection with joint operating agreements or similar joint development agreements.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulting Lender” means at any time, (a) any New Money Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a New Money Loan (a “funding obligation”), unless such New Money Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such New Money Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (b) any New Money Lender that has notified the Administrative Agent and the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such New Money Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), and (c) any New Money Lender that has, for three (3) or more Business Days after written request of the Administrative Agent, failed to confirm in writing to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such New Money Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation).  Any determination by the Administrative Agent that a New Money Lender is a Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such New Money Lender will be deemed to be a Defaulting Lender upon notification by the Administrative Agent to the Borrower and the Lenders.

“Deposit Account” shall have the meaning assigned to such term in the UCC.

“DIP Budget” means (a) initially, the Initial DIP Budget and (b) thereafter, covering the period commencing on the first day of each four-week anniversary thereafter, a rolling 13-week cash flow in a form substantially consistent with the Initial DIP Budget, setting forth the Debtors’ projected cash disbursements during such 13-week period.

“DIP Facility” shall have the meaning set forth in the recitals to this Agreement.

“Disclosed Matters” shall have the meaning set forth in the definition of “Material Adverse Effect”.

 “Disposition” shall have the meaning set forth in Section 6.07.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Claims” means any and all written actions, suits, orders, decrees, demands, demand letters, complaints, claims, liens, notices of noncompliance, restrictions on use, operations or transferability, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any Environmental Permit (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or for plugging and abandonment or other decommissioning obligations and (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief regarding (a) the presence, release or threatened release of Hazardous Materials or (b) any alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials).

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code (and Section 414(m) and (o) of the Code solely for purposes of Section 302 of ERISA and Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or was treated as a substantial employer due to a substantial cessation of operations under Section 4062(e) of ERISA; (c) the failure of the Borrower or any ERISA Affiliate to make, by its due date, a required installment under Section 430(j) of the Internal Revenue Code with respect to any Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Code; (e) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan within the meaning of Section 4203 or 4205 of ERISA or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or the treatment of a Multiemployer Plan amendment as a termination under 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan; (g) the appointment of a trustee to administer any Plan; (h) the imposition of any material liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Borrower or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (i) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (j) the occurrence of a non-exempt prohibited transaction with respect to any Plan maintained or contributed to by any Borrower (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to the Borrower or any of its Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) each account all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Credit Parties, in each case, to the extent used solely for such purposes and funded for such purposes in the ordinary course of business and (b) fiduciary, trust or escrow accounts holding only amounts owned by third parties.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or New Money Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any withholding Taxes imposed under FATCA.

“Existing ABL Agreement” means the Third Amended and Restated Credit Agreement, dated as of February 14, 2018, among Sanchez Energy Corporation, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, RBC Capital Markets, as arranger, and the lenders party thereto, as amended and in effect on the Petition Date.

“Existing ABL Facility” means the financing facility evidenced by the Existing ABL Agreement.

“Existing First Lien Indenture” means the Indenture for the issuance of 7.25% Senior Secured First Lien Notes, dated as of February 14, 2018, among the Borrower, the guarantors party thereto, Delaware Trust Company, as trustee, and Royal Bank of Canada, as collateral trustee, as amended and in effect on the Petition Date.

“Existing First Lien Notes” means promissory notes issued by the Borrower under the Existing First Lien Indenture.

“Existing Indenture Trustee” means the trustee designated in such capacity under the Existing First Lien Indenture and any successor thereto.

“Existing Letters of Credit” means the outstanding letters of credit described on Schedule 2.18 that were issued under the Existing ABL Agreement.

“Exit Fee” shall have the meaning set forth in Section 2.11(d).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property (provided that the counterparties to such agreement shall not be an Affiliate of any Credit Party).

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three major U.S. banking institutions of recognized standing selected by it.

“Final Facility Effective Date” shall have the meaning assigned to such term in Section 4.02.

“Final New Money Loans” shall have the meaning set forth in Section 2.01(c).

“Final Order” means an order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are reasonably necessary to convert the Interim Order to a final order and such other modifications as are reasonably satisfactory in form and substance to the Administrative Agent, the Borrower and the Required Lenders and otherwise consistent with the Loan Documents).

“Final Order Entry Date” means the date on which the Final Order is entered by the Bankruptcy Court.

“Financial Officer” of any Person means the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such Person.

“Five-Year Strip Price” means, as of the date that is ten (10) days prior to delivery of a Reserve Report or other information and materials required to be delivered pursuant to the terms of this Agreement, (a) for the 60-month period commencing with the month in which such date occurs, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Required Lenders (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0-60, and (b) for periods after such 60 month period, the average corresponding monthly quoted futures contract price for the months of the final year in the 60 month period, and in each instance of (a) and (b) shall reflect the price of the monthly future contract prices for each available Hydrocarbon category included in the Reserve Report for the volumes of each type of Hydrocarbon produced and delivered at a particular location, adjusted for the basis differential between the actual delivery location and the reference price delivery location, and adjusted for any price differentials between the actual product delivered and the reference product, in each case using methodology consistent with past practices and in good faith based on observable differentials (which utilized differentials shall be volume weighted on the basis of current and expected future arrangements for the sale of production, calculated by the average actual differentials for the last twelve months; provided,  however, that (A) if the NYMEX no longer provides futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used and (B) if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Required Lenders shall, in their reasonable discretion, designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX in this definition.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973, as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994, as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.  For the purposes of this Agreement, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries. Notwithstanding the foregoing, for purposes of determination of, and other issues relating to, Capitalized Lease Obligations and operating leases, and the distinction between such types of obligations, under or in connection with the Loan Documents, “GAAP” shall refer to the Borrower’s accounting treatment of capital leases and operating leases as was in effect on December 15, 2018.

“Governmental Authority”  means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the Obligations by any Guarantor, substantially in the form attached hereto as Exhibit G, with such changes as the Administrative Agent (or the Required Lenders) and the Borrower shall reasonably agree, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Agreement.

“Guarantee Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided,  however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Interim Facility Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” means each Restricted Subsidiary of the Borrower.

“Hazardous Materials” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any Hydrocarbons, petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, explosives, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas or infectious or medical wastes, (b) any chemicals, compounds, materials, by-products, wastes or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “solid waste”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”,

“toxic pollutants”, “toxic waste”, “contaminants”, “pollutants”, or words of similar import in each case, under any applicable Environmental Law and (c) any other chemical, compound, material, by-product, waste or substance, which is prohibited or limited or regulated by any Environmental Law.

“Hedge Agreements” means (a) any agreement (including each confirmation under any master agreements) with respect to any swap, cap, collar, put, call, floor, forward (including Physical Hedges), future or derivative transaction or option or similar agreement, whether exchange traded, “over the counter” or otherwise, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, (b) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swap, credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.  Notwithstanding the foregoing, the following shall not be considered Hedge Agreements: (i) agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements and (ii) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, with respect to any Person:

(a)        the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property or services (except accounts payable and accrued expenses incurred from time to time in the ordinary course of business in connection with attaining goods or services not overdue by more than sixty (60) days after the date of invoice or that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party maintains adequate reserves in accordance with GAAP), (iv) in respect of Capitalized Lease Obligations, (v) Attributable Indebtedness or (vi) representing any Hedging Obligations; and

(b)        to the extent not otherwise included, any Guarantee Obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (a) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

provided,  however, that notwithstanding the foregoing or any other provision of this Agreement, Indebtedness shall be deemed not to include: (1) deferred or prepaid revenues; (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, purchase price adjustment or other unperformed obligations of the respective seller, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted by this Agreement, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (3) any obligation of a Person in respect of a Farm‑In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (4) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business; (5) in the case of the Borrower and its Restricted Subsidiaries that are Guarantors and Debtors, intercompany liabilities; (6) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness; (7) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise); (8) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815); (9) all obligations under or in connection with contracts and other obligations, agreements, instruments or arrangements described in clauses (a), (b), (l), (o), (p), and (q) of the definition of “Permitted Liens”; (10) obligations arising with respect to Cash Management Services; (11) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; and (12) indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to the Borrower or any Restricted Subsidiary.

Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted “Indebtedness” under this Agreement but for the application of this sentence shall be deemed not to be an incurrence of Indebtedness under this Agreement.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.05(d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Industry Investment” means Investments made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business, either generally or in the particular geographical location or industry segment in which such Investment is made, in each case as determined in good faith by the Company, including without limitation investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties who are not Affiliates of any Credit Party, including without limitation: (1) direct or indirect ownership interests in crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and (2) the entry into and Investments and expenditures in the form of or pursuant to operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, Farm-In Agreements, Farm-Out Agreements, development agreements, production sharing agreements, production sales and marketing agreements, production payment agreements, area of mutual interest agreements, contracts for the sale, purchase, transportation, gathering, processing, marketing, storing or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), incentive compensation programs on terms that are customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary (so long as such geologist, geophysicist or other provider is not an Affiliate of a Credit Party) or other similar or customary agreements with Persons who are not Affiliates of any Credit Party, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business.

“Information” shall have the meaning set forth in Section 3.08.

“Initial DIP Budget” means the DIP Budget delivered on or prior to the Interim Facility Effective Date, attached hereto as Exhibit J.

“Initial Lenders” means the Lenders party to this Agreement as of the Interim Facility Effective Date.

“Initial New Money Loans” shall have the meaning set forth in Section 2.01(b).

“Interest Payment Date” means (a) with respect to any Roll-Up Loan, the last Business Day of each calendar month and (b) with respect to any New Money Loan, the last day of the Interest Period applicable to such Borrowing.

“Interest Period”  means with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter; provided,  that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Facility Cap” means, as of any date of determination, $50,000,000.

“Interim Facility Effective Date”  shall have the meaning assigned to such term in Section 4.01.

“Interim Order” means an order of the Bankruptcy Court, in the form set forth in Exhibit C, authorizing on an interim basis, among other things, the Loans and the Transactions contemplated by this Agreement, with only such modifications as are reasonably satisfactory to the Administrative Agent and the Required Lenders and otherwise consistent with the Loan Documents.

“Interim Order Entry Date” means the date on which the Interim Order is entered by the Bankruptcy Court.

“Investments” with respect to any Person, means that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), by division or otherwise, directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or holds, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person.

“IRS” shall have the meaning set forth in Section 2.13(e)(i).

“Lender” means each financial institution listed on Schedule 2.01, and any Person that becomes a “Lender” hereunder pursuant to Section 9.06, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.06.

“Lending Office” means, as to any Lender, the applicable branch, office, Affiliate or account (if appropriate) of such Lender designated by such Lender to make Loans to the Borrower.

“LIBO Rate” means with respect to for any Interest Period the greater of (a) two percent (2.00%) per annum and (b) the rate equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) two (2) Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction).

“Liquidity” means, as of any date of determination, without duplication, the aggregate amount of unrestricted cash and Cash Equivalents of the Credit Parties properly classified as “unrestricted cash” on the consolidated balance sheet of the Borrower for purposes of GAAP as of such date (in each case, other than any restriction relating to the DIP Facility), which are subject to a perfected Lien and security interest in favor of the Collateral Agent pursuant to the Loan Documents or the Interim Order, and, once entered, the Final Order, as applicable.

“Loan Documents” means this Agreement, the Guarantee, the Agent Fee Letter and any promissory note issued by the Borrower under this Agreement.

“Loans” means, individually, any New Money Loan made or Roll-Up Loan deemed made by any Lender pursuant to this Agreement, and collectively, the New Money Loans made and Roll-Up Loans deemed made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on, (a) the business, operations, Property, or condition (financial or otherwise) of the Borrower and any of its Subsidiaries, taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any Loan Document (including, without limitation, payment and performance of the Obligations), (c) the validity or enforceability of any Loan Document or the

Obligations, and (d) the rights and remedies, or benefits available to the Administrative Agent, the Collateral Agent, or any Lender under any Loan Document; provided that (i) nothing disclosed (x) in any SEC filings made by the Borrower or any of its Subsidiaries prior to the Petition Date, (y) in any disclosure schedule to any Loan Document or (z) in writing to the Administrative Agent or the Lenders prior to the Petition Date (clause (x), (y) and (z), collectively, the “Disclosed Matters”), in any such case, shall in and of itself constitute a Material Adverse Effect, (ii) effects resulting from any change, event or occurrence arising, individually or in the aggregate, from events that could reasonably be expected to result from the filing or commencement of the Cases or the commencement, continuation or prosecution of the Cases shall not in and of themselves constitute a Material Adverse Effect, (iii) the timely and successful exercise of any challenge rights with respect to any prepetition obligations in accordance with the Interim Order or the Final Order, as applicable, shall not in and of itself constitute a Material Adverse Effect, (iv) changes that generally affect the Oil and Gas Business shall not in and of themselves constitute a Material Adverse Effect, and (v) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, and commodity prices) or political conditions shall not in and of themselves constitute a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000.

“Maturity Date” means a date that is nine (9) months following the Petition Date.

“Midstream Contracts” means contracts and/or leases for the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations related to the transportation, gathering, processing, exchange and marketing of the Hydrocarbons of the Borrower and its Subsidiaries.

“Milestones” shall have the meaning set forth in Section 5.15.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means any real Property owned by the Borrower or any Guarantor that is subject to the Liens existing and that will exist under the Interim Order or the Final Order, as applicable.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or an ERISA Affiliate makes or is obligated to make contributions or during the preceding six plan years has made or been obligated to make contributions.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Borrower or any of its Restricted Subsidiaries in respect of any Disposition of Property pursuant to Section 6.07(d) or any Casualty Event with respect to Property (including, without limitation, any cash or Cash Equivalents received upon the Disposition of any non- cash consideration received in any sale of Property), net of:

(a)           the direct costs relating to such sale of Property or any Casualty Event, as applicable, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, severance and associated costs, expenses and charges of personnel and any relocation expenses relating to the properties or assets subject to or incurred as a result of the sale of Property or such Casualty Event, as applicable;

(b)           taxes paid or payable or required to be accrued as a liability under GAAP as a result of the sale of Property or any Casualty Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(c)           amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such sale of Property or as a result of such Casualty Event, as applicable;

(d)           all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such sale of Property or such Casualty Event, as applicable;

(e)           any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such sale of Property or such Casualty Event, as applicable, and retained by the Borrower or any of its Restricted Subsidiaries (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction) until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Borrower or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(f)           amounts paid in connection with the termination of related Hedging Agreements of the Borrower or any of its Restricted Subsidiaries.

“New Money Commitment” means, with respect to each New Money Lender, the commitment of such New Money Lender to make New Money Loans hereunder in an aggregate principal amount at one time outstanding not to exceed the amounts set forth opposite such New Money Lender’s name on Schedule 2.01, as such commitment may be (a) modified from time to time pursuant to assignments by or to such New Money Lender pursuant to Section 9.06, or otherwise, or (b) terminated in accordance with the terms of this Agreement.

“New Money Lenders” means the Persons listed on Schedule 2.01 under the heading “New Money Lenders” and any Person that becomes a party hereto pursuant to an Assignment and Assumption (other than such Person that ceases to be a party hereto pursuant to an Assignment and Assumption) with respect to a New Money Loan or a New Money Commitment.

“New Money Loans” means, collectively, the Initial New Money Loans and the Final New Money Loans.

“Non-Bank Tax Certificate” shall have the meaning set forth in Section 2.13(e)(i).

“Note” means any promissory note issued to a Lender that evidences the Loans extended by such Lender to the Borrower.

“Notice of Borrowing” shall have the meaning set forth in Section 2.02.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders  or the Agents, in each case under any Loan Document, with respect to any Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall have the meaning set forth in Section 3.16(b).

“Officers’ Certificate” means a certificate signed on behalf of the Borrower by two Authorized Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, which meets the requirements set forth in this Agreement.

“Oil and Gas Business” means:

(1)        the acquisition, exploration, development, production, operation and disposition of interests in oil, gas, and other Hydrocarbon properties;

(2)        the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests or properties;

(3)        any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas, and other minerals and products produced in association therewith; and

(4)        any activity that, as determined in good faith by the Borrower, arises from, relates to or is ancillary, complimentary or incidental to or necessary or appropriate for the activities described in clauses (1) through (3) of this definition.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, as well as any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings and other structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Orders” means, collectively, the Interim Order and the Final Order.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” shall have the meaning set forth in Section 9.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 9.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” means, with respect to any Person:

(a)        pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws social security, pension, public liability or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases (including, without limitation, statutory and common law landlords’ Liens thereunder) to which such Person is a party, government contracts, performance and return of money bond, trade contracts, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent (including Liens to secure guarantees, contingent reimbursement obligations or other contingent obligations with respect to letters of credit or bank guarantees functioning as or supporting or issued to assure payment or performance of any of the foregoing bonds or obligations), in each case incurred in the ordinary course of business and not to secure Indebtedness for borrowed money;

(b)        Liens imposed by law, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party maintains adequate reserves in accordance with GAAP;

(c)        Liens for taxes, assessments or (if foreclosure, distraint, sale or other similar proceedings shall not have been initiated or, if such proceedings have been initiated, such proceedings have been stayed by the Bankruptcy Court) other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

(d)        Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued pursuant to the request of and for, or completion guarantees provided for, the account of such Person in the ordinary course of its business;

(e)        minor survey exceptions, minor encumbrances, restrictive covenants, easements or reservations of, or rights of others for, licenses, rights-of‑way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)        Liens securing the Obligations;

(g)        Liens existing on the Interim Facility Effective Date listed on Schedule 6.03;

(h)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(i)         Liens on the Collateral granted to provide adequate protection pursuant to the Interim Order (or the Final Order, if applicable);

(j)         Liens (other than Liens securing Indebtedness for borrowed money) incurred to secure Cash Management Services or to implement cash pooling arrangements in the ordinary course of business;

(k)        Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations and no such deposit account is intended by Borrower or any other Subsidiaries to provide collateral to the depository institution;

(l)         Liens granted in the ordinary course of business in respect of Production Payments and Reserve Sales, to the extent such Liens only secure assets which are subject to such Production Payments and Reserve Sales;

(m)       contractual Liens (other than Liens securing Indebtedness for borrowed money) which are customary in the oil and gas business  arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided,  however, that any such Lien referred to in this clause does not (i) materially impair the ordinary conduct of business of any Credit Party or materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or (ii) materially impair the value of such Property subject thereto;

(n)        security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business which do not secure any Indebtedness or other monetary obligations and which do not materially impair the use of such Property for the purposes of which such Property is held by any Credit Party or materially impair the value of such Property subject thereto;

(o)        Liens (other than Liens securing Indebtedness for borrowed money) on pipelines or pipeline facilities that arise by operation of law;

(p)        Liens (other than Liens securing Indebtedness for borrowed money) arising under operating agreements, joint venture agreements, partnership agreements, oil and natural gas leases or subleases, overriding royalty interests, Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling designations, declarations, orders and agreements, development agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary (so long as such geologist, geophysicist or other provider is not a Credit Party or a Subsidiary or Affiliate of a Credit Party), area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, licenses, sublicenses and other agreements arising in the ordinary course of business (including Liens to secure guarantees, contingent reimbursement obligations or other contingent obligations with respect to letters of credit or bank guarantees functioning as or supporting or issued to assure payment or performance of any of the foregoing bonds or obligations); provided that any such Lien referred to in this clause does not (i) materially impair the ordinary conduct of business of any Credit Party or materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or (ii) materially impair the value of such Property subject thereto;

(q)        Liens (other than Liens securing Indebtedness for borrowed money) on, or related to, properties and assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, production, processing, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof; provided that any such Lien referred to in this clause does not (i) materially impair the ordinary conduct of business of any Credit Party or materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or (ii) materially impair the value of such Property subject thereto; and

(r)        Liens securing Hedging Obligations incurred pursuant to, or otherwise referred to in, Section 6.02(b)(vi), whether or not such Hedging Obligations constitute Indebtedness.

(s)        Pledges or deposits of cash or Cash Equivalents to secure Indebtedness under Section 6.02(b)(vii).

“Permitted Refinancing Indebtedness” means any refinancings or renewals of any Indebtedness of the Borrower or its Restricted Subsidiaries, including refinancings or renewals by the Borrower of Indebtedness of a Restricted Subsidiary, which:

(a)        is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended or (ii) at least ninety (91) days after the maturity date of the Loans;

(b)        has a weighted average life to maturity that is equal to or greater than the remaining weighted average life to maturity of the Indebtedness being refinanced or renewed;

(c)        is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (iii) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness;

(d)        is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refinanced or renewed; and

(e)        does not contain any requirement to grant any Lien or to give any guarantee that was not an existing requirement of the Indebtedness being refinanced or renewed.

“Permitted Variances” shall have the meaning set forth in Section 6.09.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Petition Date” shall have the meaning set forth in the recitals to this Agreement.

“Physical Hedge” means any fixed price physical off take agreement entered into by the Borrower or any Restricted Subsidiary.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA and is subject to Title IV of ERISA (other than a Multiemployer Plan), that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Platform” shall have the meaning set forth in Section 9.17.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Petition Credit Documents” means (i) the Existing ABL Agreement, (ii) the Existing First Lien Indenture, (iii) the Indenture for 7.75% Senior Notes Due 2021 dated as of June 13, 2013, among Sanchez Energy Corporation, the guarantors party thereto, and U.S. Bank, National Association, as trustee (as amended, supplemented, or amended and restated from time to time), and (iv) the Indenture for 6.125% Senior Notes due 2023 dated as of June 27, 2014, among Sanchez Energy Corporation, the guarantors party thereto, and U.S. Bank, National Association, as trustee (the “Pre-Petition Agent”; on behalf of the lenders therein (the “Pre-Petition Lenders”) (as amended, supplemented, or amended and restated from time to time).

“Pre-Petition First-Priority Lien Obligations” means all Indebtedness in respect of the Existing ABL Facility, the Existing First Lien Indenture, and Hedging Obligations in existence on the Petition Date.

“Present Value” means, as of any date of determination, the discounted net present value, on a pre-income tax basis, of projected future cash flows from the production of the Borrower’s and the Guarantors’ Proved Reserves, which is:

(a) calculated in accordance with the SEC guidelines;

(b) discounted using an annual discount rate of 10%;

(c) as set forth in the Reserve Report mostly recently delivered under Section 4.03 herein;

(d) adjusted to give effect to any relevant Hedge Agreement not prohibited by this Agreement as in effect on the date of such determination; and

(e) in all cases, adjusted to give pro forma effect to all dispositions and acquisitions completed since the date of the applicable Reserve Report.

“Production Payments and Reserve Sales” means the grant or transfer, in ordinary course, by the Borrower or a Restricted Subsidiary to any third party that is not an Affiliate of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Subsidiary of the Borrower (so long as such geologist, geophysicist or other provider is not an Affiliate of a Credit Party).

“Property” means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.  “Proved Developed  Producing Reserves” means Proved Reserves which are categorized as both

“Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means the sum of Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Ratable Share” means, as to any Lender, a fraction, the numerator of which is the amount of such Lender’s Loans (and/or New Money Commitments or New Money Loans, as the context requires) and the denominator of which is the aggregate principal amount of all Loans (and/or New Money Commitments or New Money Loans, as the context requires) of all the Lenders at such time.

“Reasonably Anticipated Projected Production” means the projected production from total Proved Developed Producing Reserves attributable to Oil and Gas Properties of the Borrower and its Subsidiaries, determined by reference to the Reserve Report most recently delivered pursuant to Section 5.21.

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Register” shall have the meaning set forth in Section 9.06(b)(iv).

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reorganization Plan” means a plan of reorganization or liquidation in any or all of the Cases.

“Reportable Event” means an event described in Section 4043(c) of ERISA and the regulations thereunder, other than any event as to which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders having outstanding Loans and unused New Money Commitments that, taken together, represent more than 50% of the sum of all outstanding Loans and unused New Money Commitments at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any

Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” means a report setting forth the Proved Reserves attributable to the Oil and Gas Properties of the Borrower and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses, Present Value of Proved Reserves and capital expenditures with respect thereto as of such date, setting forth results based separately on each of (a) the pricing assumptions consistent with SEC reporting at the time; and (b) the Five-Year Strip Price on such date of determination, and each Reserve Report shall include the underlying reserve database utilized to generate the Reserve Report and associated run instruction (with such database to include sufficient detail and instructions to allow for the interests of SN EF Maverick, LLC, SN EF Unsub, LP and other Subsidiaries of the Borrower to be disaggregated to the extent commercially reasonable), along with the associated lease operating statement, and related analysis, that supports the expense and differential estimates utilized in such Reserve Report.

“Reserve Report Certificate” shall have the meaning assigned to such term in Section 5.21(e).

“Responsible Officer” shall have the meaning assigned to such term in the definition of “Authorized Officer”.

“Restricted Payments” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof or the making of any distribution of cash, Property to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests.

“Restricted Subsidiary” means all Subsidiaries of the Borrower other than Unrestricted Subsidiaries; provided that no Restricted Subsidiary may be redesignated as an “Unrestricted Subsidiary”.

“Roll-Forward Reserve Report” shall mean a report setting forth the previously delivered Reserve Report (utilizing solely the Five-Year Strip Price as of the applicable date of determination) “rolled forward” in a customary manner and adjusted for reserve category changes on a basis consistent with the methodology used in the creation of the previously delivered Reserve Report; provided that the Borrower shall not be required to reforecast any wells as of the date of determination (other than wells with material variances from the previously delivered Reserve Report), and each Roll-Forward Reserve Report shall be delivered with the underlying reserve database utilized to generate the Roll-Forward Reserve Report and associated run instructions (with such database to include sufficient detail and instructions to allow for the interests of SN EF Maverick, LLC, SN EF Unsub, LP and other Subsidiaries of the Borrower to be disaggregated to the extent commercially reasonable).

“Roll-Up Facility” shall have the meaning assigned to such term in the recitals hereto.

“Roll-Up Lenders” means the Persons listed on Schedule 2.01 (as updated by the Administrative Agent from time to time on or prior to the Final Order Entry Date in accordance with Section 2.01(a)) and any Person that becomes a party hereto pursuant to an Assignment and Assumption (other than any Person that ceases to be a party hereto pursuant to an Assignment and Assumption) with respect to a Roll-Up Loan, including their respective successors and assigns.

“Roll-Up Loan” shall have the meaning set forth in Section 2.01(a).

“Roll-Up Loan Amount” means, with respect to a Roll-Up Lender, the percentage of the Roll-Up Loans allocated to such Roll-Up Lender as set forth opposite such Roll-Up Lender’s name on Schedule 2.01 under the heading “Roll-Up Loans” (as updated by the Administrative Agent on the Final Order Entry Date in accordance with Section 2.01(a)).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sanchez” shall have the meaning set forth in Section 7.01(hh).

“Sanctions” shall have the meaning set forth in Section 3.16(b).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” means, collectively, the Agents and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

 “Services Agreement” means the Services Agreement, dated December 19, 2011, between the Borrower and Sanchez Oil and Gas Corporation, as in effect on the date hereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”  in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The New Money Loans hereunder shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subagent” shall have the meaning set forth in Section 8.02.

“Subsidiary” means, with respect to any Person, (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Superpriority Claim” means any administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code in the case of any Credit Party having priority over any and all other administrative expenses, diminution claims and all other priority claims against the Debtors, subject only to the Carve-Out, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 365, 503(b), 506(c) (subject only to and effective upon entry of the Final Order), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority and any interest, fines, penalties or additions to tax applicable thereto.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the effective date of the Acceptable Plan of Reorganization or any other Reorganization Plan, (c) the consummation of a sale or other disposition of all or substantially all assets of the Debtors under section 363 of the Bankruptcy Code, (d) the date of acceleration of the Loans and the termination of the New Money Commitments with respect to the DIP Facility in accordance with the terms of this Agreement upon and during the continuance of an Event of Default and (e) the date that is forty (40) days after the Petition Date (or such later date as may be agreed by the Required Lenders), unless the Final Order has been entered by the Bankruptcy Court on or prior to such date.

“Test Period” shall have the meaning assigned to such term in the definition of “Budget Variance Report”.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions.

“Transactions” means the execution and delivery of this Agreement and the transactions contemplated hereby and the payment of Transaction Expenses related thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.

“U.S. Dollars” or “$” means the lawful money of the United States of America.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“Unrestricted Subsidiary” means: (a) any Subsidiary specified as such on the Petition Date and listed on Schedule 1.01(b); and (b) any Subsidiary of an Unrestricted Subsidiary.

 “USA Patriot Act” means the U.S.A. Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WSFS” shall have the meaning set forth in the preamble to this Agreement.

SECTION 1.02.           Terms Generally.  The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

SECTION 1.03.          Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein; provided,  however, that if the Borrower notifies the Administrative Agent and the Required Lenders that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Interim Facility Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  For the avoidance of doubt, no commitment fees, amendment fees, upfront fees or other fees shall be payable in connection with any amendments which are entered into solely to effect the provisions of this Section 1.03.

SECTION 1.04.          Rounding.  Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05.          Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to the times of day in Houston, Texas (daylight saving or standard, as applicable).

SECTION 1.06.          Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.09) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.07.           Hedging Requirements Generally.  For purposes of any determination with respect to Hedging Obligations or any other calculation under or requirement of this Agreement in respect of hedging shall be calculated on a “barrel of oil equivalent” basis.

ARTICLE II

THE CREDITS

SECTION 2.01.          Commitments.

(a)        Roll-Up Loans. Subject to the terms and conditions set forth herein and in the Orders, on the Final Order Entry Date, an aggregate principal amount of Existing First Lien Notes held by each Roll-Up Lender on the Final Order Entry Date equal to such Roll-Up Lender’s Roll-Up Loan Amount as set forth opposite such Roll-Up Lender’s name on Schedule 2.01 will be substituted and exchanged for (and prepaid by) and deemed to be loans hereunder held by (and owing by the Borrower to) such Roll-Up Lender in an aggregate principal amount for each such Roll-Up Lender equal to such Roll-Up Lender’s Roll-Up Amount (the “Roll-Up Loans”); provided that, for the avoidance of doubt, such Roll-Up Loans shall be secured by a perfected lien and security interest on all assets of the Credit Parties subject to valid, perfected and unavoidable Liens securing the Existing First Lien Notes, subject to Permitted Liens and the priorities set forth in the Orders; and provided further that, for the avoidance of doubt, the Roll-Up Loans shall also continue to be guaranteed by the Guarantors under the Security Documents (as defined in the Existing First Lien Indenture) and secured by and entitled to the benefits of all Liens and security interests created and arising under Security Documents (as defined in the Existing First Lien Indenture), which Liens and security interests shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority, as if such

Existing First Lien Notes had not been so substituted for and exchanged. Subject to the terms and conditions set forth herein and in the Orders, on the Final Order Entry Date, each Roll-Up Lender’s Roll-Up Loans shall, from and after such date, be designated as such and administered hereunder.  For the avoidance of doubt, each Roll-Up Lender acknowledges and agrees that by accepting the benefits of this Agreement, on the Final Order Entry Date each Existing Note Holder rolling up Existing First Lien Notes under this Agreement shall become a party to this Agreement as a Roll-Up Lender hereunder by executing and delivering a joinder to this Agreement. Amounts of Roll-Up Loans that are issued or deemed issued under this Section 2.01(a) that are repaid or prepaid may not be reborrowed.  On the Final Order Entry Date, the Administrative Agent shall update Schedule 2.01 in accordance with the terms of the Final Order to reflect each Roll-Up Lender’s Roll-Up Amount (which Roll-Up Amount shall be conclusive absent manifest error) and deliver such updated Schedule 2.01 to the Borrower and the Roll-Up Lenders, whereupon such updated Schedule 2.01 shall constitute Schedule 2.01 for all purposes hereunder. Notwithstanding anything in this Agreement, including Schedule 2.01 as in effect from time to time, or any other Loan Document to the contrary, (a) the aggregate principal amount of each Roll-Up Lender’s Roll-Up Loans shall not exceed such Roll-Up Lender’s Roll-Up Amount and (b) the aggregate principal amount of all Roll-Up Loans of all Roll-Up Lenders shall not exceed $175,000.000 at any time.

(b)        Initial New Money Loans. Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each New Money Lender agrees to make a new money loan (the “Initial New Money Loans”) to the Borrower on the Interim Facility Effective Date in an aggregate principal amount requested by the Borrower that will not result in (a) such New Money Lender’s New Money Loans exceeding such New Money Lender’s New Money Commitment (prior to giving effect to such Loan), (b) the aggregate principal amount of Initial New Money Loans exceeding the Interim Facility Cap, or (c) the aggregate principal amount of Initial New Money Loans exceeding the Aggregate New Money Commitments (prior to giving effect to such Loan).  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

(c)        Final New Money Loans. Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each New Money Lender agrees to make new money loans (the “Final New Money Loans”) to the Borrower in two or more draws on and after the Final Facility Effective Date in an aggregate principal amount requested by the Borrower that will not result in (a) such New Money Lender’s New Money Loans made on any borrowing date exceeding such New Money Lender’s New Money Commitment on such borrowing date (prior to giving effect to such Loan), (b) the aggregate principal amount of such New Model Loans made on any borrowing date exceeding $62,500,000, and (c) the aggregate principal amount of New Money Loans made on any borrowing date exceeding the Aggregate New Money Commitments on such borrowing date (prior to giving effect to such Loan).  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

(d)        The outstanding principal amount of the Loans, together with accrued and unpaid interest thereon and any other accrued amounts in respect thereof, shall be due and payable on the Termination Date.

(e)        The New Money Commitment shall automatically terminate upon the extension of such New Money Loan in an amount equal to the amount of such New Money Loans extended.

SECTION 2.02.          Notice of Borrowing. To request a borrowing of New Money Loans, the Borrower shall give the Administrative Agent (for distribution to the Lenders) a written notice prior to 1:00 p.m. (New York City time) at least three (3) Business Days (or such shorter time agreed to by the Administrative Agent) prior to the date of the proposed borrowing (such notice a “Notice of Borrowing”).  Each Notice of Borrowing shall specify (i) the aggregate principal amount of the New Money Loans to be made, (ii) the proposed date of the New Money Loans (which shall be a Business Day), and (iii) remittance instructions for disbursement of the proceeds of the New Money Loans.  Each Notice of Borrowing shall be in substantially the form of Exhibit F.  The Administrative Agent shall promptly give each New Money Lender written notice (which may be given by email) of the proposed borrowing of New Money Loans, of such New Money Lender’s Applicable Percentage thereof and of the other matters covered by the related Notice of Borrowing.

SECTION 2.03.          Disbursement of Funds.

(a)        Subject to Article IV, no later than 1:00 p.m. (New York City time) on the Interim Facility Effective Date or the Final Facility Effective Date, as applicable, each New Money Lender will make available its Applicable Percentage of the New Money Loans to be made on such date in the manner provided below.

(b)        Each New Money Lender shall make available all amounts it is to fund to the Borrower in immediately available funds to the Administrative Agent at the account from time to time designated by the Administrative Agent to be the account of the Administrative Agent used for such purpose, and, upon receipt of all requested funds, the Administrative Agent will make available to the Borrower the aggregate of the amounts so made available in U.S. Dollars.

SECTION 2.04.          Repayment of Loans; Evidence of Debt.

(a)        The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to the Borrower on the Termination Date, in U.S. Dollars.

(b)        [Reserved]

(c)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate Lending Office of such Lender resulting from the Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(d)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain the Register pursuant to Section 9.06(b)(iv), and a subaccount for each Lender, in which the Register and subaccounts (taken together) shall be recorded (i) the amount of the Loans made hereunder and the Interest Period(s) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e)        The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.04 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided,  however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) all Loans in accordance with the terms of this Agreement; provided further that in the event of any conflict between the accounts maintained by any Lender and those maintained by the Administrative Agent, the accounts maintained by the Administrative Agent shall control, absent manifest error.

(f)        Any New Money Lender may request that New Money Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such New Money Lender a Note payable to such New Money Lender (or, if requested by such New Money Lender, to such New Money Lender and its registered assigns) and in the form attached hereto as Exhibit B.

SECTION 2.05.          Mandatory Prepayments.

(a)        Dispositions and Casualty Events.

(i)         Subject to the Orders and Section 2.05(e), if the Borrower and its Restricted Subsidiaries have received cumulative Net Proceeds from one or more Dispositions under Section 6.07(d) or Casualty Events in an aggregate amount in excess of $2,000,000, not later than the fifth (5th) Business Day following the date of receipt of any Net Proceeds in excess of such amount, an amount equal to 100% of the Net Proceeds then received in excess of such amount shall be applied as a mandatory prepayment of the New Money Loans in accordance with Section 2.05(a)(ii).

(ii)       Each prepayment of the New Money Loans required by Section 2.05(a) shall be applied pro rata to all New Money Lenders, based upon the outstanding principal amounts owing to each such New Money Lender under all New Money Loans then outstanding.

(b)        Termination of Existing Letters of Credit.

(i)         If any Existing Letter of Credit shall terminate, whether by its terms or upon the election of any party thereto or beneficiary thereof, the Borrower shall (A) use up to 100% of the cash collateral posted in connection with such Existing Letter of Credit as (x) credit support for a replacement letter of credit (or other credit support) which secures only the obligations secured by such Existing Letter of Credit or (y) cash collateral securing only the obligations secured by such Existing Letter of Credit to the extent the beneficiary of such Existing Letter of Credit continues to require such credit support; provided that any portion of such cash collateral not so required shall be treated on the same basis as any other amounts subject to the following subclause (B); or (B) if the beneficiary of such

Existing Letter of Credit no longer requires all or any portion of such credit support for the obligations secured by such Existing Letter of Credit, within one (1) Business Day after the receipt of a notice of such termination or reduction, prepay, in accordance with Section 2.05(b)(ii) below, a principal amount of New Money Loans equal to 100% of the cash collateral posted in connection with such Existing Letter of Credit (or such lesser amount to the extent any amount of such cash collateral was applied in connection with honoring the obligations secured by such Existing Letter of Credit).

(ii)       Each prepayment of New Money Loans pursuant to Section 2.05(b)(i) shall be applied pro rata to all New Money Lenders, based upon the outstanding principal amounts owing to each such New Money Lender under all New Money Loans then outstanding.

(c)        Limitations on Prepayments. Notwithstanding any other provisions of this Section 2.05, (i) no prepayment shall be required pursuant to this Section 2.05 to the extent that such prepayment would violate applicable Law, (ii) without duplication of the definition of “Net Proceeds,” amounts actually applied toward prepayment of any Pre-Petition First-Priority Lien Obligations in respect of the Existing ABL Facility or Hedging Obligations that are secured on a senior basis to the Obligations shall on a dollar-for-dollar basis reduce the amount required to be applied toward prepayments of the Loans pursuant hereto and (iii) no prepayment shall be made from Net Proceeds from Casualty Events or Dispositions, in each case solely with respect to any pre-petition collateral, prior to the payment in full of the Existing ABL Facility and the discharge of all Hedging Obligations that are secured on a senior basis to the Obligations.

(d)        Interest. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon.

(e)        Notice. The Borrower shall give the Administrative Agent (for distribution to the Lenders) a written notice of any prepayment pursuant to this Section 2.05 at least one (1) Business Day prior to such prepayment.  Each such notice shall be signed by an Authorized Officer of the Borrower and shall specify the date and amount of such prepayment.

SECTION 2.06.           Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, with all accrued interest thereon, without premium or penalty, upon prior written notice to the Administrative Agent (for distribution to the Lenders), not less than three (3) Business Days prior to the date of prepayment.  Notwithstanding the foregoing, no voluntary prepayment of Roll-Up Loans may be made until all New Money Loans and all other Obligations in respect thereof have been paid in full in cash and all New Money Commitments have been terminated. Each such notice shall be irrevocable and shall be signed by an Authorized Officer of the Borrower and shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.  Each prepayment of Loans under this Section 2.06 shall be applied pro rata to all Lenders, based upon the outstanding principal amounts owing to each such Lender under all Loans then outstanding.

SECTION 2.07.          Interest.

(a)        The New Money Loans shall bear interest at the Adjusted LIBO Rate plus the Applicable Margin.

(b)        Commencing on the Final Order Entry Date, subject to the terms and conditions set forth herein and in the Orders, the Roll-Up Loans shall bear interest at the rate of 7.25% per annum.

(c)        If all or a portion of (i) the principal amount of any New Money Loan or (ii) any other amount payable under the Loan Documents in respect of the New Money Loans (including, without limitation, accrued and unpaid interest) shall not be paid  when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is the Applicable Margin plus 2.00% from and including the date of such non-payment to but excluding the date on which such amount is paid (or satisfied) in full (after as well as before judgment).

(d)        If all or a portion of (i) the principal amount of any Roll-Up Loan or (ii) any other amount payable under the Loan Documents in respect of the Roll-Up Loans (including, without limitation, accrued and unpaid interest) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the rate of 8.25% per annum from and including the date of such non-payment to but excluding the date on which such amount is paid (or satisfied) in full (after as well as before judgment).

(e)        Interest on each Loan shall accrue from and including the date on which such Loan is made to but excluding the date of any repayment thereof and shall be payable (i) on each Interest Payment Date, and (ii) on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(f)        All computations of interest hereunder shall be calculated on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.08.          Inability to Determine Rates.  If, on or prior to the first day of any Interest Period (an “Affected Interest Period”):

(a)        the Administrative Agent determines (which determination shall be conclusive and binding on the Borrower) that, by reason of circumstances affecting the London interbank eurodollar market, the “LIBO Rate” cannot be determined pursuant to the definition thereof, or

(b)        the Required Lenders notify the Administrative Agent in writing in the event they determine that for any reason that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period, or (B) the LIBO Rate for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the LIBO Rate shall be the same as for the immediately preceding Interest Period until such time as the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

SECTION 2.09.          Increased Costs, Illegality, etc.

(a)        In the event that:

(i)         a Change in Law occurring at any time after the Interim Facility Effective Date shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any New Money Lender, (B) subject any New Money Lender to any Tax (other than (x) Indemnified Taxes or Other Taxes indemnifiable under Section 2.13 and (y) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (C) impose on any New Money Lender any other condition, cost or expense affecting this Agreement, which, in the case of clause (A), (B) or (C), results in the cost to such New Money Lender of making or maintaining Loans increasing by an amount or the amounts received or receivable by such New Money Lender hereunder with respect to the foregoing shall be reduced;

then, and in any such event, such New Money Lender shall within a reasonable time thereafter give written notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other New Money Lenders).  Thereafter, the Borrower shall pay to such New Money Lender, promptly (but no later than ten (10) days) after receipt of written demand therefor such additional amounts as shall be required to compensate such New Money Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such New Money Lender submitted to the Borrower by such New Money Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto).

(b)        If, after the Interim Facility Effective Date, any Change in Law relating to capital adequacy of any New Money Lender or compliance by any New Money Lender or its parent with any Change in Law relating to capital adequacy occurring after the Interim Facility Effective Date, has or would have the effect of reducing the rate of return on such New Money Lender’s or its parent’s capital or assets as a consequence of such New Money Lender’s commitments or obligations hereunder with respect to Loans to a level below that which such New Money Lender or its parent could have achieved but for such Change in Law (taking into consideration such New Money Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than ten (10) days) after written demand by such New Money Lender (with a copy to the Administrative Agent), the Borrower shall pay to such New Money Lender such additional amount or amounts as will compensate such New Money Lender or its parent for such reduction.  Each New Money Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.09(b), will give prompt written notice thereof to the Borrower, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.09(b) upon receipt of such notice.

(c)        No Roll-Up Lender shall have any rights under this Section 2.09 in respect of Roll-Up Loans.

SECTION 2.10.           No Discharge.  Each of the Credit Parties agrees that to the extent that its obligations under the Loan Documents have not been satisfied in full in cash, (i) its obligations under the Loan Documents shall not be discharged by any Reorganization Plan or any order confirming a Reorganization Plan (and each of the Credit Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) as to the Obligations and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Orders and the Liens granted to the Agents and the Lenders pursuant to the Orders shall not be affected in any manner by any Reorganization Plan or any order confirming a Reorganization Plan.

SECTION 2.11.          Other Fees.

(a)        The Borrower shall pay to the Administrative Agent and Collateral Agent for its own account fees in the amounts and at the times specified in the Agent Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent and Collateral Agent).

(b)        The Borrower shall pay to the Administrative Agent for the account of each New Money Lender, ratably in accordance with its Applicable Percentage, a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of such Lender’s New Money Commitment (after giving effect to Section 2.01(e)) during the period from and including the Final Facility Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of each month and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)        On the Interim Facility Effective Date, the Borrower shall pay to each Initial Lender a fully-earned and non-refundable one-time backstop fee (the “Backstop Fee”) equal to the product of (i) 5.00% and (ii) each Initial Lender’s respective New Money Commitment. Each Initial Lender shall fund its respective Interim New Money Loans net of its Backstop Fee.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Initial Lender).

(d)        On the Termination Date, the Borrower shall pay to the Administrative Agent for the account of each New Money Lender that is not a Defaulting Lender, according to its Ratable Share, a nonrefundable exit fee in an amount equal to 1.00% of the aggregate amount of New Money Loans advanced by such New Money Lender (the “Exit Fee”).  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent).

SECTION 2.12.          Method and Place of Payment.

(a)        Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind,

to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 12:00 p.m. on the date when due and shall be made in immediately available funds at the account of the Administrative Agent from time to time specified as the account for such purpose by written notice to the Borrower.  All payments under each Loan Document (whether of principal, interest or otherwise) shall be made in U.S. Dollars.  The Administrative Agent will thereafter cause to be promptly distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b)        Any payments under this Agreement that are made later than 12:00 p.m. may, in the Administrative Agent’s sole discretion, be deemed to have been made on the next succeeding Business Day.  Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

SECTION 2.13.          Taxes.

(a)        Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)        Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)        Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, any Other Taxes.

(d)        Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)        Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)        Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)        Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)        executed copies of IRS Form W-8ECI;

(3)        executed copies of IRS Form W-8EXP;

(4)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(5)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)        Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)         Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the New Money Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.14.          Limit on Rate of Interest.

(a)        No Payment Shall Exceed Lawful Rate.  Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)        Payment at Highest Lawful Rate.  If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 2.14(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)        Adjustment if Any Payment Exceeds Lawful Rate.  If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.07.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent (for distribution to the Lenders) to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 2.15.          Pro Rata Sharing.  Except as expressly set forth herein, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent and the Collateral Agent and their Affiliates under and in connection with this Agreement; second, to the payment of all expenses due and payable under Section 9.05, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender; third, to the payment of interest and amounts under Sections 2.07 and 2.13, if any, then due and payable on the Loans ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; and fourth, to the payment of the principal amount of the Loans that is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender.

SECTION 2.16.          Adjustments; Set-off.

(a)        If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender entitled to such payment, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent in writing and (ii) purchase for cash at face value participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled thereto ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (a) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(b)        Subject to the last paragraph of Section 7.02, after the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by the Orders and applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any Credit Party.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 2.17.          Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any New Money Lender becomes a Defaulting Lender, then, until such time as such New Money Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)        any amount paid by the Borrower or otherwise received by the Administrative Agent  for  the  account  of  a  Defaulting  Lender  under  this  Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Aggregate New Money Commitments and payment in full of all Obligations and will be applied by the Administrative

Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth after the termination of the New Money Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as the Bankruptcy Court or any other court of competent jurisdiction may otherwise direct.

(b)        Fees.  Anything to the contrary notwithstanding, during such period as a New Money Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period.

(c)        Defaulting Lender Cure. If the holders of more than 50% of the Aggregate New Money Commitments or New Money Loans, as applicable, agree in writing in their discretion that a New Money Lender is no longer a Defaulting Lender, as the case may be, the Administrative Agent (at the direction of such holders) will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such New Money Lender will, to the extent applicable, purchase at par such portion of outstanding New Money Loans of the other New Money Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the New Money Loans of the New Money Lenders to be on a pro rata basis in accordance with their respective Aggregate New Money Commitments, whereupon such New Money Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such New Money Lender was a Defaulting Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agents to enter into this Agreement and to induce the Lenders to make the Loans, the Borrower makes, on the Interim Facility Effective Date and the Final Facility Effective Date, the following representations and warranties to the Agents and the Lenders:

SECTION 3.01.          Corporate Status.  Subject to any restrictions arising on account of the Borrower’s or any Guarantor’s status as  a “debtor” under the Bankruptcy Code and entry of the Orders, each of the Borrower and Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect, and all such jurisdictions, as of the Closing Date, are set forth on Schedule 3.01.

SECTION 3.02.          Corporate Power and Authority; Enforceability; Security Interests.  Subject to any restrictions arising on account of the Borrower’s or any Guarantor’s status as  a “debtor” under the Bankruptcy Code and entry of the Orders and the terms thereof, (x) each Credit Party has (or, in the case of each Guarantor, will have) the corporate or limited liability company or other organizational power and authority and, if required, member action (including, without limitation, any action required to be taken by any class of managers, directors or partners (as applicable) of the Borrower or any other Person, whether interest or disinterested, in order to ensure the due authorization of the Transactions) to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and (y) each Credit Party has (or, in the case of each Guarantor, will have) duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes (or, in the case of each Guarantor, will constitute) the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the terms of the Orders, the Borrower’s or any Guarantor’s status as a “debtor” under the Bankruptcy Code.

SECTION 3.03.          No Violation.  None of the execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party or the compliance with the terms and provisions thereof will (a) other than violations arising as a result of the commencement of the Cases and except as otherwise excused by the Bankruptcy Court, contravene any Requirement of Law, (b) other than violations arising as a result of the commencement of the Cases and except as otherwise excused by the Bankruptcy Court, result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon  the Credit Party or any of the Subsidiaries or any of the property or assets of such (other than Liens created under the Loan Documents and Liens permitted hereunder) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Subsidiaries.

SECTION 3.04.          Litigation.  Except for (i) the Cases and, with respect to any Debtor, any of the following that are effectively stayed as a result of the Cases, (x) the consequences that would normally result from the commencement, continuation and prosecution of the Cases and (y) any challenge rights in accordance with the Orders and any objections or pleadings that may have been filed in the Cases relating to authorization to enter into the Loan Documents and incur the Obligations, and (ii) Disclosed Matters (including Schedule 3.04), there are no actions, suits, investigations or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower, or any of its Subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or that involve any Loan Document or other Transactions.

SECTION 3.05.          Margin Regulations.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

SECTION 3.06.          Consents and Approvals.  Subject to the Orders and the terms thereof, the execution, delivery and performance of each Loan Document, the validity or enforcement thereof, and the consummation of the other Transactions do not (or, in the case of each Guarantor, will not) require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or any other third Persons (including members or any class of managers, whether interested or disinterested, of the Borrower or any other Person), except for (a) such as have been or will be prior to the Closing Date obtained or made and are or will be prior to the Closing Date in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Orders and (c) such third party consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.          Investment Company Act.  No Credit Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of, and subject to the regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.08.          True and Complete Disclosure.  (a) All written factual information (other than estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, the Restricted Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Agents in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders and the Agents and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)        The estimates and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that, with respect to projected financial information, the Borrower represents only that such information has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such estimates were furnished to the Lenders and as of the Closing Date), and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

(c)        The Borrower has disclosed to the Agents and the Lenders all agreements, instruments, and corporate or other restrictions to which it or any of the other Subsidiaries is subject, and all other matters known to it, that, individually or, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)        There is no fact peculiar to the Borrower or any other Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Agents or the Lenders by or on behalf of the Borrower or any other Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the other Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

SECTION 3.09.          Tax Matters.  Except as excused by the Bankruptcy Code or where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each of the Borrower and the Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as a withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP.

SECTION 3.10.           Compliance with ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.          Subsidiaries.  Schedule 3.11 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) on the Petition Date. The Borrower has no Subsidiaries other than those set forth on Schedule 3.11.

SECTION 3.12.           Intellectual Property.  The Borrower and each of the Restricted Subsidiaries own or have obtained valid rights to use all intellectual property, free from any burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13.          Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of the Restricted Subsidiaries are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining, filing and complying with all applicable Environmental Permits, which Environmental Permits are in full force and effect; (ii) neither the Borrower nor any Restricted Subsidiary has received written notice of any Environmental Claim; (iii) neither the Borrower nor any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (iv) no Hazardous Materials have been (in the past or currently) treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any property in a manner that would reasonably be expected to give rise to liability of the Borrower or any Restricted Subsidiary under Environmental Law; (v) no Property of the Borrower or any Restricted Subsidiary nor the operations currently conducted thereon or by any prior owner or operator of such Property or operations in violation of or subject to any existing, pending or, to the knowledge of the Borrower threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws; (vi) all Hazardous Materials, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Restricted Subsidiary have, in the past, been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws; (vii) the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, Hazardous Materials, solid waste or oil and gas waste have been disposed of or otherwise released and there has been no threatened Release of any oil, Hazardous Materials, solid waste or oil and gas waste on or to any Property of the Borrower or any Restricted Subsidiary, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and (viii) neither the Borrower nor any Restricted Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, Hazardous Materials, solid waste or oil and gas waste into the environment.

SECTION 3.14.          Properties.

(a)        Each of the Borrower and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties and has good and defensible title to its personal property and assets, in each case, except for Liens permitted hereunder and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, interests or easements would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Liens permitted hereunder.

(b)        All leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which, with the giving of notice or the passage of time, or both, would give rise to a material default under any such lease or agreement.

(c)        The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted in all material aspects.

(d)        All of the properties of the Borrower and the Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)        The Borrower and each other Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such other Subsidiaries does not infringe upon the rights of any other Person in any material respect.

SECTION 3.15.           Foreign Corrupt Practices Act.  The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects.  The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

SECTION 3.16.          USA Patriot Act; OFAC; Money Laundering.

(a)        The Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of the USA Patriot Act.

(b)        None of the Borrower or any of its Subsidiaries nor, to the knowledge of Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is or is owned or controlled by persons who are: (i) listed in any Sanctions-related list of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, or sanctions administered by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any European Union Member State (collectively, “Sanctions”) or (ii) are organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and the Borrower will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing activities or business of or with any person, or in any country or territory, that is the subject of Sanctions, or in any other manner that would result in the violation of Sanctions by any person.

(c)        The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the money laundering laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the money laundering laws is pending or, to the knowledge of the Borrower, threatened.

SECTION 3.17.          Gas Imbalances, Prepayments.  On the Final Facility Effective Date, except as set forth on Schedule 3.17, on a net basis, there are no gas imbalances, take or pay or other prepayments that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

SECTION 3.18.          Marketing of Production.  On the Final Facility Effective Date, except as set forth on Schedule 3.18, no material agreements exist (which are not cancelable on sixty (60) days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that have a maturity or expiry date of longer than six (6) months from the Interim Facility Effective Date.

SECTION 3.19.          Hedge Agreements.  Schedule 3.19 sets forth, as of the Final Facility Effective Date, a true and complete list of all Hedge Agreements of each Credit Party, the material terms thereof relating to the type, term, effective date, termination date and notional amounts or volumes, the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

SECTION 3.20.          Compliance with the Laws; No Defaults.

(a)        Each of the Borrower and each other Restricted Subsidiary is in compliance in all material respects with all Requirements of Law applicable to it and/or its Property and all agreements and other instruments binding upon it and/or its Property, and, subject to any restrictions arising on account of the Borrower’s or any other Subsidiaries’ status as a “debtor” under the Bankruptcy Code, possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of the Parent’s, the Borrower’s or any other Subsidiaries’ Property and/or the conduct of the Parent’s, the Borrower’s or any other Subsidiaries’ business.

(b)        Except to the extent subject to the automatic stay under the Cases, none of the Borrower or any other Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or any other Restricted Subsidiary to redeem or make any offer to redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any other Restricted Subsidiary or any of their Properties is bound.

(c)        No Default or Event of Default has occurred and is continuing.

SECTION 3.21.          Insurance.  (a)  Schedule 3.21 sets forth a true, complete and correct description of all insurance maintained by the Borrower for itself or for the Restricted Subsidiaries or by each Restricted Subsidiary for itself, as the case may be, as of the date hereof.  The Borrower has, and has caused its Restricted Subsidiaries to, maintain (or is listed as additional insured on policies maintained), with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and has, within the timeframe specified in Section 5.07(a), caused the Borrower and the Guarantors to be listed as insured (or additional insured) and the Collateral Agent to be listed as loss payee on property and property casualty policies and as an additional insured on liability policies.

(b)        If any improvements located on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower has, or has caused the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) delivered to the Administrative Agent (for distribution to the Lenders) evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders).

SECTION 3.22.          Financial Condition.

(a)        The Borrower has heretofore furnished to the Administrative Agent (for distribution to the Lenders) (i) the audited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2018 and (ii) the Borrower and Subsidiaries’ unaudited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows as of and for the fiscal quarter ended June 30, 2019. Such financial statements present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(b)        Since the Petition Date, (i) there has been no event, development or circumstance that has had a Material Adverse Effect and (ii) other than as is customary in the case of chapter 11 debtors, the business of the Borrower and the Restricted Subsidiaries has been conducted only in the ordinary course.

SECTION 3.23.          Restriction on Liens. Subject to any restrictions arising on account of the Borrower’s or any other Restricted Subsidiaries’ status as a Debtor, neither the Borrower nor any of the other Restricted Subsidiaries is a party to any agreement or arrangement (other than the Pre-Petition Credit Documents), or, other than as a result of the Cases, subject to any order, judgment, writ or decree, which either restricts or purports to restrict any of the Borrower’s or any of the other Restricted Subsidiaries’ ability to grant Liens to the Collateral Agent for the benefit of the Lenders on, or in respect of any of their respective Properties to secure the Obligations.

SECTION 3.24.          [Reserved].

SECTION 3.25.          Maintenance of Properties. Subject to the prior rights and limitations of Borrower as an owner of non-operated working interests, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and the other Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and the other Subsidiaries.

(a)        No Oil and Gas Property of the Borrower or any other Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time); and

(b)        None of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by the Requirements of Law (except with respect to horizontal wells permitted by Governmental Authority), and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Restricted Subsidiary. Subject to any necessary order or authorization of the Bankruptcy Court, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures, equipment and all other Midstream Assets owned in whole or in part by the Borrower or any of the Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any Restricted Subsidiaries in a manner consistent with the Borrower’s or the Restricted Subsidiaries’ past practices.

SECTION 3.26.           Article 8 of  UCC. No Equity Interest of any Restricted Subsidiary is evidenced by a certificate or other instrument. None of the Organizational Documents of Restricted Subsidiary provides that any Equity Interest in any Restricted Subsidiary is a security governed by Article 8 of the UCC.

SECTION 3.27.          EEA Financial Institution.  Neither the Borrower nor any other Restricted Subsidiary is an EEA Financial Institution.

SECTION 3.28.          Accounts.  Schedule 3.28 attached  hereto  sets  forth  as  of  the  Interim  Facility Effective Date a complete and accurate list of all deposit, checking and other bank accounts, all  securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Credit Party, together with a reasonably detailed description thereof (including, without limitation, the bank or broker dealer at which such deposit or other account is maintained and the account number and purpose thereof.

SECTION 3.29.          Secured Obligations; Priority.

(a)        The Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (x) the motions seeking approval of the Loan Documents and the DIP Facility and (y) the hearings for the approval of the Orders was given in each case. The Borrower has given, on a timely basis as specified in the Orders, all notices required to be given on or prior to the date of this representation to all parties specified in the Orders.

(b)        The provisions of this Agreement and the Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests in all right, title and interest in the Collateral (or, in the case of the Liens securing the Roll-Up Loans, only the portion of the Collateral subject to valid, perfected and non-avoidable Liens securing the Existing First Lien Notes), having the priority set forth in the Loan Documents, and the Orders, and enforceable against the Credit Parties.

(c)        Pursuant to Section 364(c)(1) of the Bankruptcy Code and the Orders, all Obligations and all other obligations of the Credit Parties under the Loan Documents constituting Superpriority Claims shall be allowed by the Bankruptcy Court, and shall at all times be senior to all other administrative claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code against the estates of Credit Parties, and any successor trustee or estate representative in the Cases or any subsequent proceeding or case under the Bankruptcy Court, subject only to the Carve-Out in the Orders.

SECTION 3.30.          Orders.  The Orders and the transactions contemplated thereby and hereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Required Lenders.

SECTION 3.31.          Avoidance Actions.  The Collateral shall exclude Avoidance Actions, but shall, subject only to and effective upon entry of the Final Order, include Avoidance Proceeds.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01.           Conditions Precedent to the Interim Facility Effective Date.  The obligations of the Lenders to enter into and execute this Agreement, and the obligations of New Money Lenders to make the Initial New Money Loans hereunder, shall commence on the first Business Day (the “Interim Facility Effective Date”) when each of the following conditions precedent shall have been satisfied, except as otherwise agreed or waived pursuant to Section 9.01:

(a)        counsel for the Lenders and the Agents shall have received (i) duly executed and delivered counterparts (in such numbers as may be requested by counsel for the Lenders) of this Agreement and the other Loan Documents to be executed and delivered on or prior to such date, from each party hereto or thereto, as applicable, signed on behalf of such party and (ii) duly executed Notes payable to each New Money Lender that requests a Note in the principal amount equal to such New Money Lender’s New Money Commitment;

(b)        the Lenders and the Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party setting forth (i) resolutions of its Board of Directors with respect to the authorization of such Credit Party to execute and deliver the Loan Documents to which it is a party, (ii) the officers of such Credit Party (y) who are authorized to sign the Loan Documents to which such Credit Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement, (iii) specimen signatures of such authorized officers, (iv) the articles or certificate of incorporation and bylaws or other comparable organizational documents of such Credit Party, certified as being true and complete, and (v) a good standing certificate for each Credit Party, from its state of incorporation, formation, or organization, as applicable, dated as of a recent date. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary;

(c)        the Interim Facility Effective Date shall have occurred not later than five (5) calendar days following the Petition Date, and the Interim Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to a stay, and shall not have been modified or amended in any respect without the prior written consent of the Required Lenders and the Administrative Agent;

(d)        the Administrative Agent  (for distribution to the Lenders) shall have received the Initial DIP Budget, in form and substance acceptable to the Required Lenders;

(e)        all UCC or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Orders and maintain, assign or perfect such Liens to the extent required by, and with the priority required by,  the Loan Documents or the Orders, shall have been delivered to the Collateral Agent for filing, registration or recording, it being understood that none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 6.03 to the extent not consistent with this Agreement or the Orders;

(f)        all pre- and post-petition fees, charges and expenses (including, without limitation, the fees, charges and expenses of Morrison & Foerster, LLP, as counsel to the Lenders, Arnold & Porter Kaye Scholer LLP, as counsel to the Administrative Agent and Collateral Agent, and for each respective counsel, one local counsel in each applicable jurisdiction), and all other amounts due and payable on or prior to the Interim Facility Effective Date, required to be paid to the Agents, the Lenders, and their counsel on or before in the Interim Facility Effective Date pursuant to the this Agreement and the Agent Fee Letter, shall have been paid;

(g)        on the Interim Facility Effective Date, all representations and warranties made by any Credit Party contained herein or in the other Loan Documents shall be true and correct (with respect to representations and warranties that contain a materiality qualification), or true and correct in all material respects (with respect to representations and warranties that do not contain a materiality qualification) with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(h)        the Agents and the Lenders shall have received at least one (1) day prior to the Interim Facility Effective Date, all documentation and other information about the Guarantors and the Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(i)         the Administrative Agent and the Lenders shall have received a completed IRS Form W‑9, duly executed by the Borrower;

(j)         no trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases;

(k)        all Obligations with respect to the New Money Loans shall be secured by a perfected lien and security interest on all assets of the Credit Parties pursuant to the Orders, and all Obligations with respect to the Roll-Up Loans shall be secured by a perfected lien and security interests on all assets of the Credit Parties subject to valid, perfected and non-avoidable Liens securing the Existing First Lien Notes or any obligations arising thereunder, and such Lien and security interests shall have the priorities set forth in, the Orders, subject only to the Carve-Out and the Liens permitted by Section 6.03 and all filing and recording fees and taxes with respect to such Liens and security interests that are due and payable as of the Interim Facility Effective Date shall have been duly paid;

(l)         no Default or Event of Default shall have occurred and be continuing; and

(m)       the Administrative Agent and the Lenders shall have received a Notice of Borrowing in accordance with Section 2.02 executed and delivered by the Borrower to the Administrative Agent (for distribution to the Lenders) regarding the Initial New Money Loans.

SECTION 4.02.          Conditions Precedent to the Final Facility Effective Date.  The obligations of each New Money Lender to make Final New Money Loans shall commence as of the Business Day (the “Final Facility Effective Date”) when each of the following conditions precedent have been satisfied in a manner satisfactory to the Required Lenders, except as otherwise agreed or waived pursuant to Section 9.01:

(a)        The Interim Facility Effective Date shall have occurred.

(b)        At any time prior to the Final Order Entry Date, the Interim Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to a stay, and shall not have been modified or amended in any respect without the prior written consent of the Required Lenders and the Administrative Agent.

(c)        The Final Order Entry Date shall have occurred, and, with respect to the Final Order, such Final Order shall, without limitation, approve the Roll-Up Facility.

(d)        The Final Facility Effective Date shall have occurred no later than forty (40) days after the Petition Date (unless such period is extended by the Required Lenders) and the Final Order shall be in full force and effect, shall not have been vacated or reversed, and shall not be subject to any stay and shall not have been modified or amended other than as acceptable to the Required Lenders and the Administrative Agent.

(e)        The Administrative Agent and the Lenders shall have received all DIP Budget updates and Budget Variance Reports with accompanying certificates as required by Section 5.01.

(f)        (i) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such Borrowing, Liquidity shall be less than $50,000,000; provided however, that no cash held at SN EF Maverick, LLC shall be counted in the calculation of “Liquidity” for purposes of satisfying this Section 4.02(f)(ii).

(g)        No event, development or circumstance shall have occurred since the Petition Date that has resulted in a Material Adverse Effect.

(h)        On the Final Facility Effective Date, all representations and warranties made by any Credit Party contained herein or in the other Loan Documents shall be true and correct (with respect to representations and warranties that contain a materiality qualification), or true and correct in all material respects (with respect to representations and warranties that do not contain a materiality qualification) with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(i)         Subject to the Final Order, all fees, charges and expenses (including, without limitation, the fees, charges and expenses of Morrison & Foerster, LLP, as counsel to the Lenders, Arnold & Porter Kaye Scholer LLP, as counsel to the Administrative Agent and Collateral Agent, and for each respective counsel, one local counsel in each applicable jurisdiction), and all other amounts due and payable on or prior to the Final Facility Effective Date, required to be paid to the Agents, the Lenders, and their counsel on or before in the Final Facility Effective Date pursuant to the this Agreement and the Agent Fee Letter, shall have been paid.

(j)         The Administrative Agent and the Lenders shall have received a Notice of Borrowing in accordance with Section 2.02 executed and delivered by the Borrower to the Administrative Agent regarding the Final New Money Loans.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the New Money Commitments have expired or been terminated and the principal of and interest, if applicable, on each Loan and all fees payable hereunder and all other Obligations payable under the Loan Documents (other than contingent indemnification obligations for which no claims have been made) shall have been paid in full in cash, the Borrower covenants and agrees that:

SECTION 5.01.          Information Covenants.  The Borrower shall furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)        Annual Financial Statements.  Within ninety (90) days after the end of each such fiscal year, the audited consolidated balance sheets of the Borrower and all Subsidiaries, and, if materially different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, and setting forth comparative consolidated figures for the preceding fiscal years prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a scope of audit qualification or exception.   Notwithstanding the foregoing, the obligations in this Section 5.01(a) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Borrower’s filing of a Form 10-K with the SEC.

(b)        Quarterly and Monthly Financial Statements.

(i)         Quarterly Financial Statements.  Within five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and the Subsidiaries and, if materially different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(ii)       Monthly Financial Statements On or before the date that is thirty-five (35) days after the end of each calendar month with respect to the first two (2) months in any fiscal quarter of the Borrower (commencing with the month ended July 31, 2019), the consolidated balance sheets of the Borrower and the Subsidiaries and, if materially different, the Borrower and the Restricted Subsidiaries, as at the end of such monthly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of such monthly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(c)        Notice of Default; Litigation.  Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and in the case of clause (ii), that would reasonably be expected to have a Material Adverse Effect.

(d)        Environmental Matters.  Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other environmental matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)         any pending or threatened Environmental Claim against any Credit Party;

(ii)       any adverse change to the expected magnitude of the asset retirement or decommissioning obligations of any Credit Party arising under Environmental Law; and

(iii)      the actual or threatened release of any Hazardous Material on, at, under or from any facility owned, leased or operated by a Credit Party or the conduct of any investigation, removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any facility owned, leased or operated by a Credit Party.

All such notices shall describe in reasonable detail the nature of the claim, investigation, removal or remedial action.

(e)        Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Section 5.01(a),  Section 5.01(b)(i) and Section 5.01(b)(ii), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth a specification of any change in the identity of the Restricted Subsidiaries, Guarantors, and Unrestricted Subsidiaries as at the end of each fiscal year or period, as the case may be, from the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Administrative Agent (for distribution to the Lenders) on the Interim Facility Effective Date or the most recent fiscal year or period, as the case may be.

(f)        Other Information.  With reasonable promptness, but subject to the limitations set forth in the last sentence of Section 8.06, such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g)        DIP Budgets.  On the Interim Facility Effective Date and on the last Friday of every four-week anniversary (commencing with the fourth (4th) Friday following the Interim Facility Effective Date) (or, if any such Friday is not a Business Day, the next Business Day thereafter), a DIP Budget.  Following the Interim Facility Effective Date, upon the earlier of (x) approval of a DIP Budget by Lenders constituting Required Lenders acting in their reasonable discretion and (y) unless earlier rejected by the Lenders constituting the Required Lenders acting in their reasonable discretion, the fourth (4th) Business Day following the delivery of a DIP Budget delivered pursuant to this Section 5.01(g), such DIP Budget shall constitute the “Approved Budget”; provided that (i) to the extent such DIP is not approved by the Required Lenders as set forth in this clause (g), the Borrower shall propose a new DIP Budget no later than the following Friday, and (ii) the Approved Budget that was in effect at such time shall continue to be the Approved Budget until a subsequent DIP Budget is approved as the Approved Budget in accordance with this clause (g).

Notwithstanding the foregoing, if SN EF Maverick, LLC shall cease to be the operator (or the operator of record) with respect to the Oil and Gas Properties subject to the Joint Development Agreement by and among Gavilan Resources, LLC, SN EF Maverick, LLC, SN EF Unsub, LP and the Borrower, then (i) the Borrower shall, within forty five (45) days of such cessation, propose a DIP Budget reflecting appropriate reductions to general and administrative expenses as result of such cessation, (ii) if such DIP Budget is not approved by Required Lenders pursuant to the procedures set forth in this clause (g), then the parties to this Agreement shall file a motion or other pleading with the Bankruptcy Court seeking, on an expedited basis, a determination as to whether such DIP Budget is reasonable, (iii) if such DIP Budget is determined by the Bankruptcy Court to be reasonable, then it shall constitute the Approved Budget, and (iv) if such DIP Budget is determined by the Bankruptcy Court not to be reasonable, the Borrower shall promptly propose a new DIP Budget, which shall be subject to approval pursuant to the procedures set forth in this sentence.

(h)        Weekly Budget Variance Reports.  Every Friday (commencing with August 23, 2019), the Borrower shall deliver a report showing actual receipts and disbursements through the prior week in the format of the Approved Budget then in effect, a Budget Variance Report for the applicable Test Period, and an explanation of any material variance to the Approved Budget then in effect. Each such report shall be certified by an Authorized Officer of the Borrower as being prepared in good faith and fairly presenting in all material respects the information set forth therein.  At the request of the Required Lenders, the Borrower shall make its chief financial officer, its financial advisor or both available via teleconference to provide a reasonably detailed explanation of any material variances to the Administrative Agent and the Lenders, which shall be in each case, subject to Section 9.13 hereunder.

It is understood that documents required to be delivered pursuant to Sections 5.01(a) through (h) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are transmitted by electronic mail to the Administrative Agent (for distribution to the Lenders); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent, by electronic mail or through an electronic platform, electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 5.02.          End of Fiscal Years; Fiscal Quarters.  The Borrower shall, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice.

SECTION 5.03.          Use of Proceeds.  The Borrower shall use the proceeds of the New Money Loans for general corporate and working capital purposes, including to (i) pay required debt service on the Loans, (ii) pay all amounts required to fully discharge and satisfy its obligations under the Existing ABL Facility, (iii) pay the fees, costs and expenses of the Agents and the Initial Lenders, (iv) pay fees and expenses of professionals associated with the Cases, (iv) provide certain adequate protection payments permitted by the Orders, (v) provide for cash-collateralization of the Existing Letters of Credit, and (vi) to pay all amounts required in connection with unwinding, novation or termination of Hedging Obligations.

SECTION 5.04.          Future Guarantors.  The Borrower shall cause (a) each Wholly Owned Restricted Subsidiary that becomes a Debtor under the Cases and (b) each Wholly Owned Restricted Subsidiary that guarantees (x) the Existing ABL Facility or the Existing First Lien Indenture or (y) any Indebtedness of the Borrower or any of the Guarantors that is secured by the Collateral to promptly execute and deliver to the Administrative Agent a joinder agreement (in form and substantive reasonably satisfactory to the Required Lenders) to the Guarantee pursuant to which such Wholly Owned Restricted Subsidiary will guarantee payment of the Loans on the terms and conditions set forth in this Agreement, and to become subject to the Orders to the same extent as any of the other Guarantors. Each Guarantee shall be released in accordance with Section 9.19.

SECTION 5.05.          Priority of Liens.  The Borrower shall, and shall cause each Credit Party to, upon the execution of this Agreement, the other Loan Documents, and entry of the Interim Order (and when applicable, the Final Order), cause the Obligations of each Credit Party hereunder and under the Loan Documents to have the priority and liens set forth in the Interim Order or the Final Order, as applicable, in each case, subject to the Carve-Out and other liens described in the Interim Order or the Final Order, as applicable.

Subject to and effective only upon entry of the Final Order, except to the extent of the Carve‑Out, no costs or expenses of administration of the Cases or any future proceeding that may result therefrom, including a case under chapter 7 of the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to sections 105 or 506(c) of the Bankruptcy Code, the enhancement of collateral provisions of section 552 of the Bankruptcy Code, or any other legal or equitable doctrine (including, without limitation, unjust enrichment) or any similar principle of law, without the prior written consent of the Required Lenders, as the case may be with respect to their respective interests, and no consent shall be implied from any action, inaction or acquiescence by the Lenders.  Subject to and effective only upon entry of the Final Order, in no event shall the Administrative Agent, the Collateral Agent or the Lenders be subject to the “equities of the case” exception contained in section 552(b) of the Bankruptcy Code (subject only to and effective upon entry of the Final Order).  In no event shall the Administrative Agent, the Collateral Agent, the Lenders or the Prepetition Secured Parties (as defined in the applicable Order) be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral.

Except for the Carve-Out and as otherwise set forth in the applicable Order and herein, the Superpriority Claims shall at all times be senior to the rights of the Borrower, any chapter 11 trustee and, subject to section 726 of the Bankruptcy Code, any chapter 7 trustee, or any other creditor (including, without limitation, post-petition counterparties and other post-petition creditors) in the Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases (if any of the Cases are converted to cases under chapter 7 of the Bankruptcy Code).

SECTION 5.06.          Existence; Business and Properties.  The Borrower shall, and shall cause each Restricted Subsidiary to:

(a)        Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except, in the case of any Restricted Subsidiary, except as otherwise permitted by this Article V and Article VI.

(b)        Except as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, intellectual property, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

SECTION 5.07.          Maintenance of Insurance.

(a)        The Borrower shall, and shall cause its Restricted Subsidiaries to, maintain (or is listed as additional insured on policies maintained), with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Borrower and the Guarantors to be listed as insured (or additional insured) and within three (3) Business Days after the Interim Facility Effective Date (or such longer time as reasonably approved by the

Collateral Agent at the direction of the Required Lenders), the Collateral Agent to be listed as co-loss payee on property and property casualty policies and as an additional insured on liability policies.

(b)        If any improvements located on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent (for distribution to the Lenders) evidence of such compliance in form and substance reasonably acceptable to the Lenders.

(c)        In connection with the covenants set forth in this Section 5.07, it is understood and agreed that:

(i)         none of the Agents, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.07, it being understood that (A) the Credit Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees.  If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and on behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

(ii)       the designation of any form, type or amount of insurance coverage by the Lenders under this Section 5.07 shall in no event be deemed a representation, warranty or advice by the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Restricted Subsidiaries or the protection of their properties.

SECTION 5.08.           Payment of Taxes, etc.  In accordance with the Bankruptcy Code and subject to any required approval by the Bankruptcy Court (it being understood that no Debtor shall be obligated to make any payments hereunder that may, in its reasonable judgment, result in a violation of any applicable law, including the Bankruptcy Code, without an order of the Bankruptcy Court authorizing such payments), the Borrower shall, and shall cause each Subsidiary to, pay, discharge or otherwise satisfy its obligations in respect of all US federal and material state and local Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 5.09.         Compliance with Laws.  Except as otherwise excused or prohibited by the Bankruptcy Code, and subject to any required approval by the Bankruptcy Court, the Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all laws, rules, regulations and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property (including without limitation the USA Patriot Act and any Environmental Law).

SECTION 5.10.          After-Acquired Property.  Upon the acquisition by the Borrower or any Guarantor of any after-acquired property, or upon any additional Restricted Subsidiary becoming a Guarantor that has after-acquired property, the Borrower or such Guarantor shall take such actions, if any, as shall be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property (but subject to the limitations described in Article IX, the Loan Documents and the Orders and limitations under applicable local law) added to the Collateral, and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

In connection therewith, the Borrower shall provide title and environmental information (including customary title opinions or reports or other documents) consistent with usual and customary standards for the geographic regions in which such Oil and Gas Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries.

SECTION 5.11.          Further Instruments and Acts.  Upon the request of an Agent or the Required Lenders, the Borrower shall, and shall cause the other Credit Parties to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

Notwithstanding the foregoing provisions of this Section 5.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time shall be subject to exceptions and limitations set forth in the Interim Order (and, if applicable, the Final Order) and the Loan Documents and, to the extent appropriate in any applicable jurisdictions, as agreed between the Collateral Agent and the Borrower.

SECTION 5.12.          ERISA.

(a)        Promptly after the Borrower knows or has reason to know of the occurrence of an ERISA Event that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent (for distribution to the Lenders) a certificate of an Authorized Officer or any other senior officer of the Borrower or ERISA Affiliate setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto.

Promptly following any request therefor, the Borrower will deliver to the Administrative Agent (for distribution to the Lenders) copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 5.13.           Conference Calls.  The Borrower shall upon the request of the Administrative Agent or the Required Lenders, on a date following the end of each calendar month participate in an informal Q&A conference call with the Administrative Agent and the Lenders, and all information disclosed during such conference call shall be subject to Section 9.13 hereunder to the extent such call includes non-public information, as determined by the Borrower in its sole discretion. For the avoidance of doubt, there shall be no requirement to disclose information subject to any attorney-client privilege or similar privileges and immunities.

SECTION 5.14.          Books, Records and Inspections.

(a)        The Borrower shall, and shall cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent, Collateral Agent or any Lender, to visit and inspect any of the Property of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the financial records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances, accounts and condition of the Borrower or any such Restricted Subsidiary with its and their officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent, the Collateral Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures).  The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

(b)        The Borrower shall, and shall cause each of the Restricted Subsidiaries to, maintain financial records in accordance with GAAP.

SECTION 5.15.           Milestones.  The Borrower shall ensure the satisfaction of the following milestones (collectively, the “Milestones” and each a “Milestone”):

(a)        no later than five (5) days after the Petition Date, entry of the Interim Order;

(b)        no later than forty (40) days after the Petition Date, entry of the Final Order;

(c)        no later than 110 days after the Petition Date, filing of a proposed Acceptable Plan of Reorganization and related disclosure statement;

(d)        no later than 155 days after the Petition Date, entry of an order approving the disclosure statement;

(e)        no later than 225 days after the Petition Date, confirmation of an Acceptable Plan of Reorganization; and

(f)        no later than 255 days after the Petition Date, the effective date of a confirmed Acceptable Plan of Reorganization.

SECTION 5.16.          Bankruptcy Related Matters.  The Borrower shall and shall cause each of the Subsidiaries to:

(a)        comply in all material respects with the Orders;

(b)        comply in all material respects with each order entered in connection with the Cases (other than the Orders);

(c)        provide the Administrative Agent and the Lenders with reasonable access during normal business hours to Responsible Officers upon prior written notice regarding strategic planning, cash and liquidity management, operational and restructuring activities, in each case subject to Section 9.13 herein.  For the avoidance of doubt, there shall be no requirement to disclose information subject to any attorney- client privilege or similar privileges and immunities.

SECTION 5.17.          Lists of Purchasers.  Promptly following the written request of the Administrative Agent (at the direction of the Required Lenders), the Borrower shall provide a list of all Persons, as of a specified date for a specified period, purchasing Hydrocarbons (a) constituting more than 10% of all sales of Hydrocarbons from the Borrower or any Restricted Subsidiary or (b) who are Affiliates of any Credit Party.

SECTION 5.18.          Notice of Sales of Oil and Gas Properties and Liquidation of Hedge Agreements.  In the event the Borrower or any Subsidiary intends to dispose of, liquidate, sell, assign, farm-out, convey, lease, license or otherwise transfer any Property of any Oil or Gas Properties or any Equity Interests in any Subsidiary (other than sales of Hydrocarbons in the ordinary course of business), the Borrower shall deliver to the Administrative Agent and the Lenders prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or the Required Lenders.  If the Borrower or any Subsidiary receives any notice of early termination of any Hedge Agreement to which it is a party from any of its counterparties, or any Hedge Agreement to which the Borrower or any Subsidiary is a party is Liquidated, the Borrower will deliver to the Administrative Agent (for distribution to the Lenders) prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by the Administrative Agent or the Required Lenders.

SECTION 5.19.          Production Report and Lease Operating Statements.  Within thirty (30) days after the end of each calendar month, the Borrower shall deliver to the Administrative Agent (for distribution to the Lenders) a report setting forth in all material respects, for each calendar month during the then elapsed portion of the fiscal year, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and the Subsidiaries, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

SECTION 5.20.           Operation and Maintenance of Properties.  The Borrower shall, and shall cause each Subsidiary to:

(a)        operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in accordance with the customary practices of the industry and in compliance with all applicable contracts and agreements and in material compliance with all applicable laws, rules, and regulations of every Governmental Authority, including applicable pro ration requirements and Environmental Laws, from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b)        keep and maintain all property and assets material to the conduct of its business in good working order and condition, including all equipment, machinery and facilities, ordinary wear and tear excepted.

(c)        promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except where (i) the validity or amount thereof is being contested in good faith by appropriate actions and (ii) it has set aside adequate reserves with respect thereto in accordance with GAAP.

(d)        promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the material obligations required by each and all of the assignments, deeds, leases, sub‑leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material properties, except where (i) the validity or amount thereof is being contested in good faith by appropriate actions, and (ii) it has set aside adequate reserves with respect thereto in accordance with GAAP.

(e)        to the extent the Borrower is not the operator of any Oil and Gas Properties, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 5.20.

SECTION 5.21.          Reserve Reports.

(a)        Within (i) five (5) Business Days following the date hereof, (ii) sixty (60) days following the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2019) and (iii) thirty (30) days after the end of the second fiscal quarter of the Borrower (commencing with the fiscal quarter ended June 30, 2020), in each case, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report evaluating, as of the immediately preceding December 31 (or January 1) or June 30, as applicable, the Proved Reserves of the Borrower and Guarantors, which Reserve Report in the case of each December 31 (or January 1) report shall be prepared or audited by the Borrower’s independent reserve engineers and each other Reserve Report shall be prepared internally by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 (or January 1) Reserve Report (or if such December 31 (or January 1) Reserve Report has not yet been provided hereunder, the immediately prior Reserve Report), and at the request of the Administrative Agent (at the direction of the Required Lenders), accompanied by supporting documentation evidencing the production and cost estimates utilized in such Reserve Report.

(b)        Within thirty (30) days after (i) the Petition Date and (ii) the written request (which request shall set forth the applicable date of determination) by the Administrative Agent (at the direction of the Required Lenders), the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Roll Forward Reserve Report evaluating, as of (x) August 1, 2019 in the case of the Roll-Forward Reserve Report delivered pursuant to clause (i) above, or (y) the date of determination specified in the case of the Roll-Forward Reserve Report delivered pursuant to clause (ii) above, the Proved Reserves of the Borrower and Guarantors which Roll-Forward Reserve Report shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Roll-Forward Reserve Report to be true and accurate in all material respects; provided that, the Administrative Agent may not request a Roll-Forward Reserve Report pursuant to clause (ii) above more than one (1) time during the term of this Agreement.

(c)        With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) a Reserve Report Certificate substantially in the form of Exhibit I (each, a “Reserve Report Certificate”) from a Responsible Officer certifying that in all material respects: (i) the factual information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, and (ii)  none of the Proved Reserves included in such Reserve Report have been transferred, assigned or otherwise disposed of since the date of such Reserve Report except for those Oil and Gas Properties described in such certificate as having been disposed of.

SECTION 5.22.          Title Information.

(a)        On or before the delivery to the Administrative Agent of each Reserve Report required by Section 5.21(a), the Borrower shall deliver to the Administrative Agent (for distribution to the Lenders) title information in form and substance reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) covering the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent and the Lenders shall have received together with title information previously delivered to the Administrative Agent and the Lenders, reasonably satisfactory (as reasonably determined by the Required Lenders) title information on the entirety of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)        If the Borrower has provided title information for additional Properties under Section 5.21(a), within thirty (30) days of notice from the Administrative Agent (acting at the direction of the Required Lenders) that title defects or exceptions exist with respect to such additional Properties (other than, of a nature or type that constitutes a permitted Lien pursuant to Section 6.03), the Borrower shall cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 6.03.

SECTION 5.23.          Deposit Accounts.

(a)        At all times, the Borrower shall, and shall cause each of the Restricted Subsidiaries to, deposit, or cause to be deposited directly, all Dedicated Cash Receipts into one or more Deposit Accounts in which the Collateral Agent has been granted a Lien pursuant to the Interim Order or Final DIP Order, as applicable.

(b)        Upon the request of the Administrative Agent (acting at the direction of the Required Lenders) the Borrower shall provide to the Administrative Agent, within two (2) Business Days of any such request (or such longer period the Administrative Agent (acting at the direction of the Required Lenders) may agree), balance statements, in a form reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders), for each Deposit Account of the Borrower and each Subsidiary.

ARTICLE VI

NEGATIVE COVENANTS

Until the New Money Commitments have expired or been terminated and the principal of and interest, if applicable, on each Loan and all fees payable hereunder and all other Obligations payable under the Loan Documents (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full in cash, the Borrower covenants and agrees that:

SECTION 6.01.          Minimum Liquidity.  The Borrower shall not permit Liquidity to be less than $15,000,000 at any time during the period commencing on the Interim Facility Effective Date, provided,  however, that no cash held at SN EF Maverick, LLC shall be counted in the calculation of “Liquidity” for purposes of satisfying this Section 6.01. For purposes of this Section 6.01, Liquidity shall be measured on Friday of each week (commencing with the delivery of the first Budget Variance Report).

SECTION 6.02.          Indebtedness.

(a)        The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness.

(b)        The limitations set forth in Section 6.02(a) shall not apply to:

(i)         the Obligations pursuant to this Agreement and under the Orders;

(ii)       Endorsements of negotiable instruments for collection in the ordinary course of business;

(iii)      Indebtedness outstanding on the Petition Date and set forth on Schedule 6.02, including all Permitted Refinancing Indebtedness to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness incurred pursuant to this clause (iii);

(iv)       the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Borrower such Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto) and related financing costs, including all Permitted Refinancing Indebtedness to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness incurred pursuant to this clause (iv); provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (iv) then outstanding does not exceed $1,000,000 at any time;

(v)        the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(vi)       to the extent constituting Indebtedness, Hedging Obligations consistent with the order of the Bankruptcy Court, which order shall be acceptable in form and substance to the Required Lenders (for the avoidance of doubt any Hedging Obligations under Hedging Agreements in effect on the Petition Date shall be deemed to be approved by the Required Lenders and consistent with the order of the Bankruptcy Court);

(vii)     Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of the Existing Letters of Credit and letters of credit that replace, refinance or otherwise substitute for the Existing Letters of Credit;

(viii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; and (b) obligations constituting, or arising in connection with, the Cash Management Services;

(ix)       Indebtedness, if any, incurred in connection with that certain Purchase and Sale Agreement, dated as of October 6, 2016, by and among the Borrower, SN Midstream, LLC and Sanchez Midstream Partners LP (f/k/a Sanchez Production Partners LP) as in effect on the date hereof;

(x)        other unsecured Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding, the net cash proceeds of which are used in accordance with the Approved Budget then in effect (subject to Permitted Variance); and

(xi)       the guarantee by any Credit Party of Indebtedness of any other Credit Party that is permitted to be incurred by another provision of this Section 6.02.

SECTION 6.03.          Liens.  The Borrower shall not, and shall not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien on any Property of the Borrower or such Restricted Subsidiary, other than Permitted Liens.

SECTION 6.04.          Restricted Payments.  The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that any Subsidiary may make Restricted Payments to the Borrower or any Guarantor.

SECTION 6.05.          Investments.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)        Investments existing on the Effective Date;

(b)        Investments of the Borrower and its Subsidiaries in the form of accounts receivable or similar extensions of credit arising from the grant of trade credit arising in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(c)        Investments in Cash or Cash Equivalents;

(d)        Investments (i) made by the Borrower in or to the Guarantors, or (ii) made by any Subsidiary in or to the Borrower or any Guarantor;

(e)        cash and non-cash Industry Investments entered into in the ordinary course of business in consultation with the Lenders; provided that, the aggregate amount of Industry Investments made pursuant to this clause (e) shall not exceed $1,000,000 at any one time outstanding (with the value of any such non-cash Industry Investment deemed to be the higher of the values reflected in (x) the most recent Reserve Report delivered to the Administrative Agent and (y) an appraisal completed by an independent third party appraiser selected by the Administrative Agent at the direction of the Required Lenders);

(f)        Hedging Obligations not prohibited by Section 6.02 and consistent with the Orders;

(g)        guarantees of Indebtedness permitted under Section 6.02.

(h)        Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection or pledges or deposits (or guarantees or other contingent obligations) described in clauses (a) and (b) of the definition of “Permitted Liens” made by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.

(i)         Investments to the extent constituting Permitted Liens;

(j)         guarantees of performance or other obligations (other than Indebtedness for borrowed money) arising in the ordinary course of business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(k)        to the extent constituting an Investment, any payments or advances made pursuant to the Services Agreement; and

(l)         other Investments not to exceed $1,000,000 in the aggregate at any one time outstanding.

SECTION 6.06.          Nature of Business.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration company and business activities incidental thereto.

SECTION 6.07.          Sale of Property. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, dispose of, liquidate, sell, assign, farm-out, convey, lease, license or otherwise transfer (each, a “Disposition” of) any Property, including without limitation, Equity Interests of any of Restricted Subsidiaries, except for:

(a)        the sale of Hydrocarbons of the Borrower and its Subsidiaries in the ordinary course of business;

(b)        Farm-Out Agreements with respect to undeveloped acreage of the Borrower and its Subsidiaries and assignments in connection with such Farm-Out Agreement and reassignments of Oil and Gas Property to a counterparty of  such Farm-Out Agreement upon expiration or termination of a Farm-Out Agreement, in each case, in the ordinary course of business on customary industry terms; provided that no such Farm-Out Agreement or assignment shall be permitted under this Section 6.07(b) (i) if the respective Credit Party counterparty or counterparties is or are required to make an upfront commitment of cash payments or (ii) to the extent any such Farm-Out Agreement or assignment pertains to Oil and Gas Properties with an aggregate fair market value (which shall be deemed to be the higher of the PV-10 values reflected in (x) the most recent Reserve Report delivered to the Administrative Agent and (y) an appraisal completed by an independent third party appraiser selected by the Administrative Agent at the direction of the Required Lenders) for all such Farm-Out Agreements and assignments, in excess of $4,000,000 in the aggregate;

(c)        the Disposition of equipment of the Borrower and its Subsidiaries in the ordinary course of business that is no  longer necessary  for  the  business  of  the  Borrower  or  such  Subsidiary  or  is  replaced  by equipment  of  at  least comparable value and use;

(d)        Dispositions for fair market value of any Property of the Borrower and its Subsidiaries not otherwise permitted by this Section 6.07;  provided that (i) no Default or Event of Default shall have occurred and be continuing result therefrom, (ii) the aggregate fair market value of such Dispositions shall not exceed $5,000,000 and (iii) not less than ninety-five percent 95% of the consideration received in respect of such Property shall be in cash;

(e)        a transfer or other Disposition of assets between or among any of the Borrower and any Guarantor so long as the Liens granted on such assets pursuant to this Agreement and the Orders remain perfected and the same in priority;

(f)        an issuance or sale or other Disposition of Equity Interests by a Restricted Subsidiary to the Borrower or a Guarantor;

(g)        any sale or other Disposition of surplus, damaged, worn-out or obsolete assets other than equipment (including the abandonment or other Disposition of licenses and sublicenses of software, intellectual property or other general intangibles that are, as determined in good faith by the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as whole);

(h)        a Disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such Disposition) either a Restricted Payment that does not violate Section 6.04 or an Investment that does not violate Section 6.05;

(i)         the creation or perfection of a Permitted Lien and Dispositions in connection with Permitted Liens and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(j)         the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property, including without limitation licenses of seismic data;

(k)        [reserved]; and

(l)         any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are customary in the Oil and Gas Business for geologist, geophysicists and other provider of technical services to the Borrower or a Restricted Subsidiary (so long as such geologist, geophysicist or other provider is not an Affiliate of a Credit Party), shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within sixty (60) days after the acquisition of, the property that is subject thereto.

SECTION 6.08.          Transactions with Affiliates.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, other than (i) transactions or payments among the Credit Parties not prohibited by the Loan Documents; (ii) transactions or payments pursuant to agreements or arrangements in place as of the Petition Date; (iii) approved by the Bankruptcy Court pursuant to an order in form and substance reasonably satisfactory to the Required Lenders, (iv) transactions (other than purchases or sales of assets) effected in accordance with the terms of the Services Agreement as in effect on the Petition Date (as may be amended pursuant to Section 6.15 herein), (v) whether or not in the ordinary course of business, transaction of any kind with any Affiliate, on the one hand, and the Borrower or a Restricted Subsidiary, on the other hand, in each case, on terms at least as favorable to the Borrower and its Restricted Subsidiaries at the time as an comparable arm’s length transaction with a Person other than an Affiliate, (vi) any payments authorized by one or more “first day” orders, the Interim Order or the Final Order, as applicable and (vii) any transaction with an Affiliate in the ordinary course of business and consistent with past practices in which the sum of the consideration paid in connection with such all such transactions does not exceed in the aggregate $1,000,000 at any time outstanding.

SECTION 6.09.          Variance Covenant. The Borrower shall not, as of the last day of each Test Period and measured on a rolling four (4) week basis, permit the variance (as compared to the Approved Budget) of the aggregate operating disbursements (excluding professional fees and expenses, interest and fees accrued under the DIP Facility, and adequate protection payments) made by the Debtors to exceed fifteen percent (15%) (or, solely in the case of the operating disbursements related to the line item titled “midstream”, twenty five percent (25%) for the first Test Period following the Petition Date) of the aggregate operating disbursements set forth in the Approved Budget for such testing period (the variances described in the foregoing, the “Permitted Variances”).

SECTION 6.10.          SNMP Contract.  The Borrower shall not, and shall not permit any of its Subsidiaries to, assume or reject any Midstream Contract with Sanchez Midstream Partners LP (or any of its Subsidiaries, including Catarina Midstream, LLC) as in effect on the Interim Facility Effective Date pursuant to section 365 of the Bankruptcy Code without the prior written consent of the Required Lenders (not to be unreasonably withheld, delayed or conditioned).

SECTION 6.11.          Gas Imbalances, Take-or-Pay or Other Prepayments or Minimum Volume Contracts. The Borrower shall not, and shall not permit any Restricted Subsidiary to, (a) allow gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate (including any of the foregoing that constitute or arise from Production Payments or Reserve Sales) or (b) enter into additional minimum volume contracts for gathering, processing or transportation of production that require the payment of a fee in the event such minimum volumes are not met which are in areas where such contracts are already in place or for production where such contracts are already in place covering more than the sum of (x) Reasonably Anticipated Projected Production and (y) that production which the Borrower reasonably expects will result from budgeted oil and gas capital expenditures expected to occur within the twelve (12) month period from the date of measurement (including any of the foregoing that constitute or arise from Production Payments or Reserve Sales).

SECTION 6.12.          Hedge Agreements. No Credit Party shall enter into any Hedge Agreement other than (i) Hedge Agreements existing on the date hereof and (ii) Hedge Agreements permitted under Section 6.02(b)(vi).

SECTION 6.13.           New Deposit Accounts. The Borrower shall not, and shall not permit any Restricted Subsidiary to, open or otherwise establish, or deposit or otherwise transfer Dedicated Cash Receipts into, any Deposit Account other than (x) Excluded Accounts and (y) Deposit Accounts in which the Collateral Agent has been granted a Lien pursuant to the Interim Order or Final DIP Order, as applicable.

SECTION 6.14.          Superpriority Claims.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, incur, create, assume, suffer to exist or permit any other Superpriority Claim pari passu with or senior to the claims of the Secured Parties against the Debtors except with respect to the Carve Out.

SECTION 6.15.         Services Agreement.  The Borrower shall not consent to any amendment, replacement, supplement or other modification of the Services Agreement without the prior written consent of the Required Lenders (not to be unreasonably withheld, delayed or conditioned).

SECTION 6.16.          Mergers, Asset Transfers, Etc.

(a)        The Borrower and each Restricted Subsidiary shall not, directly or indirectly, consolidate, amalgamate, divide or merge with or into or wind up or convert into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person, or liquidate, dissolve or divide, except as permitted pursuant to an order of the Bankruptcy Court.

(b)        Subject to the provisions of Section 9.19, no Guarantor will, and the Borrower will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person, or liquidate, dissolve or divide, except as permitted under the terms of an Acceptable Plan of Reorganization or pursuant to an order of the Bankruptcy Court.

SECTION 6.17.          Bankruptcy Orders.  No Debtor will (a) obtain or seek to obtain any stay from the Bankruptcy Court on the exercise of the Agent’s or any Lender’s remedies hereunder or under any other Loan Document, except as specifically provided in the Orders, (b) seek to change or otherwise modify any Orders or other order in the Bankruptcy Court with respect to the DIP Facility or (c) without the consent of the Required Lenders, propose, file, consent, solicit votes with respect to or support any chapter 11 plan or debtor in possession financing unless (i) such plan or financing would, on the date of effectiveness, indefeasibly pay in full in cash all Obligations or (ii) such plan is an Acceptable Plan of Reorganization.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.          Events of Default.

One or more of the following events shall constitute an “Event of Default”:

(a)        the Borrower shall (i) fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise, or (ii) fail to pay any interest on any Loan or any fee or any other amounts (other than any amount referred to in clause (i) above), payable under this Agreement or any other Loan Document when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise and such failure with respect to an amount referred to in this clause (ii) shall continue unremedied for a period of three (3) or more Business Days;

(b)        any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or any report, certificate, financial statement or other document  delivered or required to be delivered pursuant hereto or thereto or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) on the date as of which made or deemed made;

(c)        any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in 5.01(a),  (b),  (c),  (f),  (g),  (h),  5.03,  5.04,  5.15,  5.18,  5.22 or Article VI or (ii) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Section 7.01(a) or (b) or clause (i) of this Section 7.01(c)) contained in this Agreement and such default shall continue unremedied for a period of at least five (5) Business Days after the date a Responsible Officer has knowledge of such default or received a written notice thereof from the Administrative Agent (acting at the direction of the Required Lenders) or the Required Lenders;

(d)        the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness; provided that this clause (d) shall not apply to any Material Indebtedness of any Debtor that was incurred prior to the Petition Date unless such Material Indebtedness has been accelerated and the enforcement of remedies with respect to such Indebtedness shall not have been stayed by the commencement of the Cases;

(e)        the Borrower or any Restricted Subsidiary shall fail to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that this clause (e) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Material Indebtedness and such Material Indebtedness is repaid when required under the documents providing for such documents; provided that this clause (e)

shall not apply to any Material Indebtedness of any Debtor that was incurred prior to the Petition Date unless such Material Indebtedness has been accelerated and the enforcement of remedies with respect to such Indebtedness shall not have been stayed by the commencement of the Cases;

(f)        any Restricted Subsidiary that is not a Debtor (any such Restricted Subsidiary, an “Applicable Subsidiary”) shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law and such Applicable Subsidiary shall fail to become a Guarantor pursuant to Section 5.10 within ten (10) Business Days; or an involuntary case, proceeding or action is commenced against any Applicable Subsidiary and the petition is not dismissed or stayed within sixty (60) days after commencement of the case, proceeding or action, such Applicable Subsidiary consents to the institution of such case, proceeding or action prior to such sixty (60) day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Applicable Subsidiary or all or any substantial portion of the property or business thereof; or any Applicable Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of sixty (60) days; or any Applicable Subsidiary makes a general assignment for the benefit of creditors;

(g)        an ERISA Event shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(h)        the Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof);

(i)         the entry of the Interim Order has not occurred on or prior to the date that is five (5) days after the Petition Date, or the entry of the Final Order has not occurred prior to or on the date that is forty (40) days (or a later date consented to by the Administrative Agent and the Required Lenders) after the Petition Date;

(j)         the Interim Order (or the Final Order, if applicable) shall cease to be in full force or effect and to create valid and perfected Liens on the Collateral (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Interim Order (or the Final Order, if applicable) are not in effect or not legal, valid and binding obligations or the Orders are not effective to create valid and perfected Liens on the Collateral (other than pursuant to the terms hereof or thereof);

(k)        (i) one or more monetary judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability of $10,000,000 or more (which, in the case of the Debtors only, arose after the Petition Date) in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days or (ii) one or more judgments or orders shall have been rendered against the Borrower or any Restricted Subsidiary (which, in the case of the Debtors only, arose following the Petition Date), and such judgment or order shall not have been stayed (including as a result of the automatic stay of the Cases), and which shall cause or could reasonably be expected to cause a Material Adverse Effect, and in each case, such action shall not be effectively stayed (including as a result of the automatic stay under the Cases);

(l)         a Change of Control shall have occurred;

(m)       any Loan Document, at any time after its execution and delivery, ceases to be in full force and effect in any material respect for any reason other than as expressly permitted hereunder or under the Orders, or any Credit Party or any Subsidiary contests in writing in any manner the validity or enforceability of any Loan Document, or any Credit Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(n)

(i)         Any of the Cases of the Credit Parties shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

(ii)       a trustee or an examiner having expanded powers (beyond those set forth under sections 1106(a)(3) and (4) of the Bankruptcy Code) (other than a fee examiner) is appointed or elected in the any of the Cases, or the Bankruptcy Court shall have entered an order providing for such appointment;

(iii)      an order of the Bankruptcy Court shall be entered denying or terminating use of Cash Collateral by the Credit Parties and the Credit Parties shall have not obtained use of Cash Collateral pursuant to an order consented to by, and in form and substance reasonably acceptable to, the Required Lenders; or

(iv)       any Credit Party shall file a motion or other pleading seeking, or otherwise consenting to, any of the matters set forth in clauses (i) through (iii) above or the granting of any other relief that if granted would give rise to an Event of Default except to the extent that such motion, proceeding or consent shall have been withdrawn;

(o)        the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing (i) any claims or charges, other than in respect of the DIP Facility, in favor of hedge counterparties in connection with Hedging Obligations and the Carve-Out or as otherwise permitted under the applicable Loan Documents or the Orders, entitled to superpriority administrative expense claim status in any chapter 11 case pursuant to Section 364(c)(1) of the Bankruptcy Code that are pari passu with or senior to the claims of any Agent and the Lenders under the DIP Facility, or there shall arise or be granted by the Bankruptcy Court any claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or Section 507(b) of the Bankruptcy Code (other than the Carve-Out), or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted under the Orders, except, in each case, as expressly provided in the Loan Documents or in the Orders then in effect;

(p)        the Bankruptcy Court shall enter an order or orders granting relief from any stay of proceeding (including, the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest) to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Credit Parties which have a value in excess of $5,000,000 in the aggregate;

(q)        (i) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise amending, supplementing or modifying the Interim Order or the Final Order, without the prior written consent of the Required Lenders, or a Credit Party shall apply for the authority to do so except to the extent such application shall have been withdrawn;

(ii)       the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date) shall cease to create a valid and perfected Lien on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders);

(iii)      an order shall have been entered by the Bankruptcy Court avoiding or requiring disgorgement by any Agent or any of the Lenders of any amounts received in respect of the Obligations, other than as a result of a successful Challenge (as defined in the Orders);

(iv)       any of the Credit Parties shall fail to comply in any material respect with any provision of the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date); or

(v)        an order in the Cases shall be entered charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders or the commencement of other actions that is materially adverse to any Agent, the Lenders or their respective rights and remedies under the DIP Facility in any of the Cases or inconsistent with any of the Loan Documents, other than (x) to challenge the occurrence of a Default or an Event of Default or (y) to exercise any rights as otherwise permitted by the Orders;

(r)        a Reorganization Plan that is not an Acceptable Plan of Reorganization shall be confirmed in any of the Cases of the Credit Parties, or any order shall be entered which dismisses any of the Cases of the Credit Parties and which order does not provide for payment in full in cash of the Obligations (other than contingent indemnification obligations not yet due and payable);

(s)        failure to satisfy any of the Milestones in accordance with the terms relating to such Milestone (unless waived or extended with the consent of the Required Lenders);

(t)         any Credit Party or any Subsidiary thereof shall take any action in support of any matter set forth in clauses (n) through (r) (inclusive) of this Section 7.01;

(u)        any Credit Party or any Subsidiary thereof shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding seeking, or otherwise consenting to (i) the invalidation, subordination or other challenging of the Superpriority Claims and Liens granted to secure the Obligations or any other rights granted to any Agent and the Lenders in the Orders or this Agreement, or (ii) any relief under section 506(c) of the Bankruptcy Code with respect to any Collateral or the termination or modification of the exclusivity periods set forth in section 1121 of the Bankruptcy Code;

(v)        except as otherwise permitted in the Orders, any Credit Party shall file a pleading in support of a challenge of any payments made to any Agent or any Lender with respect to the Obligations or any lender under any Pre-Petition Credit Document with respect to the obligations thereunder, other than to challenge the occurrence of a Default or Event of Default;

(w)       except with respect to the exercise of any rights as permitted by the Orders, any Credit Party or any of its Subsidiaries, or any person claiming by or through any Credit Party or any of its Subsidiaries with any Credit Party’s or any Subsidiary’s affirmative consent, shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against (A) the Administrative Agent or any of the Lenders relating to the DIP Facility or (B) any noteholder relating to the Existing First Lien Indenture;

(x)        without the consent of the Required Lenders, the filing of any motion by the Credit Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any pre-petition agent or lender that is inconsistent with the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date);

(y)        without the Required Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Credit Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Orders and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Administrative Agent’s and the Required Lenders’ consent or to obtain any financing under section 364 of the Bankruptcy Code other than the facility hereunder unless such motion or order contemplates payment in full in cash of the Obligations immediately upon consummation of the transactions contemplated thereby;

(z)        if any Credit Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of the Credit Parties and their Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided, that the Credit Parties shall have thirty (30) Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order;

(aa)      any Credit Party shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition

Indebtedness or payables other than payments in respect of any Pre-Petition Credit Document or as otherwise not prohibited under this Agreement, or to the extent authorized by one or more “first day” orders, the Interim Order or the Final Order and consistent with the Approved Budget (subject in the case of operating disbursements, to Permitted Variances);

(bb)      if, unless otherwise approved by the Administrative Agent and the Required Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Cases and such order shall not be reversed or vacated within ten (10) days;

(cc)      without the Required Lenders’ consent, any Credit Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (i) to grant or impose, under section 364 of the Bankruptcy Code or otherwise, liens or security interests in any Collateral, whether senior, equal or subordinate to the Collateral Agent’s Liens and security interests except to the extent permitted by this Agreement; (ii) to use, or seek to use, Cash Collateral (as defined in the Orders); or (iii) to modify or affect any of the rights of the Agents, or the Lenders under the Orders or the Loan Documents, by any Reorganization Plan confirmed in the Cases or subsequent order entered in the Cases;

(dd)      any Credit Party seeks to obtain Bankruptcy Court approval of any Disposition of all or a material portion of the Collateral securing the Loans pursuant to section 363 of the Bankruptcy Code if such Disposition does not contemplate satisfying the Obligations in full in cash, and other than as permitted by the Orders or the Approved Plan of Reorganization (or pursuant to a transaction that is permitted hereunder), or any Credit Party proposes, supports, or fails to contest in good faith the entry of such an order;

(ee)      the entry of an order or filing authorizing, approving, granting or seeking additional postpetition financing not otherwise permitted hereunder, or any Liens on the Collateral not otherwise permitted hereunder, other than pursuant to the Carve-Out in the Orders;

(ff)       the payment by any Credit Party of any prepetition claim other than as authorized by one or more orders of the Bankruptcy Court and in compliance with the Approved Budget (subject in the case of operating disbursements, to Permitted Variances);

(gg)      not later than three (3) Business Days after the Final Order Entry Date, the Borrower fails to terminate the Existing ABL Facility, pay all amounts due and payable thereunder, release all guarantees and Liens thereunder and cash collateralize the Existing Letters of Credit; or

(hh)      the Final Order fails to provide that each of the Agents, the Lenders, the Pre-Petition Credit Document Agent and the Pre-Petition Lenders are entitled to the rights and benefits of section 552(b) of the Bankruptcy Code, and, following the entry of the Final Order, the “equities of the case” shall not apply.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 7.02.         Remedies.  At any time, if any Event of Default shall be continuing, the Administrative Agent may and, upon the written request of the Required Lenders, shall, by written notice to the Borrower and subject to any applicable notice period in the Orders, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement: (i) terminate the New Money Commitments and thereupon the New Money Commitments shall be terminated and of no further force and effect, (ii) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower or (iii) exercise rights and remedies in respect of the Collateral in accordance with the Orders.  In addition, after the occurrence and during the continuance of an Event of Default, the Agents and the Lenders will have all other rights and remedies available at law and equity.

Notwithstanding anything to the contrary herein, subject to the provisions of the Interim Order (or, if applicable, the Final Order), (x) with respect to enforcement of Liens or remedies with respect to Collateral, the Collateral Agent and the Administrative Agent shall provide the Borrower five (5) Business Days’ notice prior to taking such action (the “Remedies Notice Period”), and (y) after expiration of the Remedies Notice Period, the Administrative Agent and the Collateral Agent shall, at the request of, or may, with the consent of, the Required Lenders, (i) terminate the consensual use of Cash Collateral and (ii) exercise all other rights and remedies provided for in this Agreement, the Orders and under applicable law.  Solely during the Remedies Notice Period, the Debtors may continue to use Cash Collateral in the ordinary course of business, consistent with past practices, including for the purpose of funding the Carve-Out.  During the Remedies Notice Period, any party in interest shall be entitled to seek an emergency hearing with the Bankruptcy Court seeking to stay the Administrative Agent’s exercise of any rights and remedies and cash collateral may be used for this purpose during the Remedies Notice Period.

Subject to the provisions of the Interim Order (or, if applicable, the Final Order), the Administrative Agent shall have the right to credit bid, including with respect to adequate protection claims, consistent with Bankruptcy Code section 363(k) and applicable law.

SECTION 7.03.           Application of Proceeds.  Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement shall, subject to the terms of the Orders, be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 8.07 and amounts payable under Article II) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 8.07) arising under the Loan Documents and amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause held by them;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid (or satisfied in accordance with Section 2.05(e)) in full, to the Borrower or as otherwise required by Requirements of Law.

SECTION 7.04.          Control by Majority.  Subject to the penultimate paragraph of Section 7.02, the Required Lenders may direct the time, method and place of conducting any proceeding for any remedy available to any Agent or of exercising any trust or power conferred on any Agent.  However, any Agent may refuse to follow any direction that conflicts with law or this Agreement or, subject to Article VIII, that such Agent determines is unduly prejudicial to the rights of any other Lender or that would involve such Agent in personal liability or expenses for which it is not adequately indemnified; provided,  however, that any Agent may take any other action deemed proper by such Agent that is not inconsistent with such direction.

ARTICLE VIII

THE AGENTS

SECTION 8.01.          Appointment.

(a)        Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries or Affiliates.

(b)        The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

SECTION 8.02.           Delegation of Duties.  The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided,  however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such Subagents.

SECTION 8.03.           Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agents:

(i)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders; provided that the Agents shall not be required to take any action that, in its opinion or the opinion of their counsel, may expose the Agents to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Persons serving as the Agents or any of their Affiliates in any capacity; and

(iv)       shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

(b)        The Agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances), or (ii) in the absence of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.03.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender.

(c)        The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or Collateral Agent, as applicable.

SECTION 8.04.          Reliance by Agents.  The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a New Money Loan that by its terms must be fulfilled to the satisfaction of a New Money Lender, the Administrative Agent may presume that such condition is satisfactory to such New Money Lender the Administrative Agent shall have received notice to the contrary from such

New Money Lender prior to the making of such New Money Loan.  The Agents may consult with legal counsel, independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken in accordance with the advice of any such counsel, accountants or experts; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Requirements of Law.  If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Any Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

SECTION 8.05.           Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each individual Lender, as applicable.

SECTION 8.06.           Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys‑in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender.  Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its New Money Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the

Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.  The Administrative Agent and the Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any investigation or any appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent and the Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that none of the Administrative Agent, the Collateral Agent nor any of their respective Affiliates has made any representation or warranty to it. Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

SECTION 8.07.         Indemnification.  The Lenders agree to indemnify and hold harmless the Administrative Agent and the Collateral Agent (each in its capacity as such) and their respective Related Parties (acting in their capacity as Related Parties to the Administrative Agent or the Collateral Agent acting in their capacity as such) (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the New Money Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the New Money Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) occur, be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the New Money Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent or any of their Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or Related Party’s, as applicable, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided,  further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07.  In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined in the final judgment of a court of competent jurisdiction; provided further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07.  The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08.          Agents in Their Individual Capacity.  Each Agent and its Affiliates may make generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Loan Documents.

SECTION 8.09.          Successor Agents.  Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor.  If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided that if no such successor Agent has been appointed by the thirtieth (30th) day after the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 8.09.  Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Orders, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

SECTION 8.10.          Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as applicable.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 8.11.          Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or any other Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent, and the Collateral Agent under Section 8.07) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 8.07.

SECTION 8.12.          Collateral Matters.

(a)        The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document or the Orders (i) upon payment in full of all Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made), (ii) if approved, authorized or ratified in writing in accordance with Section 8.01, or (iii) pursuant to the Orders.  Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section.

(b)        Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Liens thereon created pursuant to the Orders or any Loan Document.  Subject to Section 8.01, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets to a Person that is not the Borrower or any Restricted Subsidiary and permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets to a Person that is not the Borrower or any Restricted Subsidiary or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 8.01) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 8.01) have otherwise consented.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.          Amendments and Waivers.

(a)        Without Consent of the Lenders.

The Administrative Agent may (at the direction of the Required Lenders) amend this Agreement and the other Loan Documents without notice to or consent of any Lender:

(i)         to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)       to add a Guarantor with respect to the Loans or Collateral to secure the Loans; and

(iii)      to release Collateral or a Guarantee as permitted by this Agreement, the other Loan Documents and the Orders.

Each Lender hereunder (x) consents to the amendment of any Loan Document in the manner and for the purposes set forth in this Section 9.01(a), (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document pursuant to Section 9.01(a) and (z) authorizes and instructs the Administrative Agent to enter into any amendment to any Loan Document pursuant to this Section 9.01(a) on behalf of such Lender.

(b)        With Consent of the Lenders.  The Administrative Agent may amend this Agreement and the other Loan Documents with the written consent of the Required Lenders, and any past default or noncompliance with any provisions may be waived with the consent of the Required Lenders (except that the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto (without the need for the consent of any other party hereto).  Notwithstanding the foregoing, without the consent of each Lender of an affected Loan, no amendment may:

(i)         reduce the principal amount of such Loans whose Lenders must consent to an amendment,

(ii)       reduce the rate of, or extend the time for payment of interest on, any Loan,

(iii)      reduce the principal of or change the stated maturity of any Loan,

(iv)       reduce the premium payable (if any) upon prepayment of any Loan or change the time at which any such premium must be paid;

(v)        make any Loan payable in money other than that stated in this Agreement,

(vi)       expressly subordinate the Loans (or Liens securing the Loans) or any related Guarantee to any other Indebtedness (or Lien, as the case may be) of the Borrower or any Guarantor or, except as provided by operation of law and otherwise permitted hereunder, amend or modify (or consent to the amendment or modification of) the Superpriority Claims status of the Loans as set forth in Section 6.05 or under any Loan Document,

(vii)     impair the right of any Lender to receive payment of principal of or premium, if any, and interest on such Lender’s Loans on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Lender’s Loans (other than as a result of waiving the applicability of any post-default increase in interest rates),

(viii)    make any change in the second sentence of this Section 9.01(b) or the definition of the term “Required Lenders,” or any other provision hereof expressly specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document,

(ix)       release all or substantially all of the value of the Guarantees or release all or substantially all of the Collateral, in each case, whether in one or more transactions, or

(x)        make any change in the provisions dealing with the application of proceeds of Collateral in the Orders or this Agreement that would adversely affect the Lenders;

provided further that no amendment, waiver or other modification of any provision of any Loan Document in a manner that directly and adversely affects the Administrative Agent or the Collateral Agent shall be effective without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Article VIII then applies.

SECTION 9.02.          Notices.  Except as otherwise set forth herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 2.01 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Sanchez Energy Corporation 1000 Main Street, Suite 3000 Houston, TX 77002 Attention: Alfredo Gutierrez Telecopy: (713) 756-2784
With a copy to (which copy shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street
Houston, TX 77002-5200
Attn:           David P. Elder

                    James Savin

Email:        delder@akingump.com

                   jsavin@akingump.com
Telecopy: (713) 236 - 0822

                (202) 887 - 4288

The Administrative Agent or the Collateral Agent:	Wilmington Savings Fund Society, FSB 500 Delaware Avenue Wilmington, DE 19801 Attn: Patrick J. Healy Email: phealy@wsfsbank.com

Attn: Jonathan Levine Email: jonathan.levine@arnoldporter.com
With a copy to (which copy shall not constitute notice): and to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019-9710
Attn:           Jonathan Levine
Email:        jonathan.levine@arnoldporter.com

Morrison & Foerster LLP

John Hancock Tower

200 Clarendon Street, Floor 20

Boston, MA 02116

Attn: Dennis Jenkins

Email: djenkins@mofo.com

Any other Lender:	At the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire
With a copy to (which copy shall not constitute notice):	Morrison & Foerster LLP John Hancock Tower 200 Clarendon Street, Floor 20 Boston, MA 02116 Attn: Dennis Jenkins Email: djenkins@mofo.com provided that any notice, request or demand to or upon the Administrative Agent, the Collateral Agent or the Lenders pursuant to Section 2.02 shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved in writing by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent in writing that it is incapable of receiving notices under such Article by electronic communication.

Documents required to be delivered pursuant to Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.18) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender

(by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 9.03.          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 9.04.          Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the New Money Loans hereunder.

SECTION 9.05.         Payment of Expenses; Indemnification.  The Borrower agrees (a) to pay or reimburse the Agents (and solely with respect to the legal expenses of its counsel and financial advisor set forth below, the Initial Lenders) for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Morrison & Foerster LLP in their capacity as counsel to the Lenders and Arnold & Porter Kaye Scholer LLP in their capacity as counsel to the  Administrative Agent and Collateral Agent and one counsel in each appropriate local jurisdiction and the reasonable fees, disbursements and other charges of Evercore as financial advisor to the Initial Lenders, (b) to pay or reimburse each Agent and the Lenders for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Collateral Agent (unless there is an actual or perceived conflict of interest in which case each such Person may, with the Borrower’s consent (not to be unreasonably withheld or delayed), retain its own counsel), (c) to pay, indemnify, and hold harmless each Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements to the extent relating to any proceeding relating to this Agreement, any other Loan Document, the Transactions or any related transactions, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for the Agents and their Related Parties (taken as a whole), and one primary counsel for the Lenders and their Related Parties (taken as a whole), and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for the Agents and their Related Parties (taken as a whole) and a single firm of local counsel in each appropriate jurisdiction for the Lenders and their Related Parties (taken as a whole) (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel to the extent necessary to avoid such conflict), with respect to the (i) execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or (ii) any violation of, noncompliance with or liability under any Environmental Law other than any such liability, violation or noncompliance by such indemnified person or any of its Related Parties or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”).  No Person entitled to indemnification under clause (d) of this Section 9.05 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement or any other Loan Document, except to the extent that such damages have resulted from the gross negligence or willful misconduct of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Interim Facility Effective Date).  The agreements in this Section 9.05 shall survive repayment of the Loans and all other amounts payable hereunder.  This Section 9.05 shall not apply with respect to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim.  The Credit Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, the Credit Parties will not enter into any settlement of a claim in respect of the subject matter of this Section 9.05 unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Related Parties.

SECTION 9.06.          Successors and Assigns; Participations and Assignments.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.06.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.06), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)        (i)        Subject to the conditions set forth in paragraph (b)(ii) below and the limitations on assignments set forth in paragraphs (e) and (g) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its New Money Commitments and the Loans (which may either be New Money Loans or Roll-Up Loans, or any combination thereof) at the time owing to it) by:

(A)       providing written notice to the Borrower; and

(B)       obtaining the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)       Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning New Money Lender’s New Money Commitments or Loans under the DIP Facility, the amount of the New Money Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 (and shall be in an amount of an integral multiple thereof)), unless the Administrative Agent otherwise consents (which consent shall not be unreasonably withheld or delayed); provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recordation fee shall be payable for all such assignments; and

(D)       the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (including those described in Sections 2.13(d),  (e),  (h) and (i), as applicable).

For the purposes of this Section 9.06(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii)      Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.06, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13 and 9.05).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.06.

(iv)       The Administrative Agent, acting for this purpose as a non‑fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the New Money Commitments of, and principal and stated interest amounts of the Loans (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 9.06 and any written consent to such assignment required by paragraph (i)(A) and/or (i)(B) of this Section 9.06, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)        (i)        Any Lender may, without the consent of, or notice to, the Administrative Agent or the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its New Money Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) or (iii) of the second sentence of Section 9.01(b) that directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.  Subject to paragraph (c)(ii) of this Section 9.06, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13  to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.06.

(ii)       Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any New Money Commitments, Loans or other Obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such New Money Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(iii)      A Participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.  In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time, the Borrower shall provide to such Lender, at the Borrower’s own expense, a Note, substantially in the form of Exhibit B.

(e)        Notwithstanding anything to the contrary contained herein, no Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Borrower.

SECTION 9.07.          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 9.08.          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.09.        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 9.10.          Submission to Jurisdiction; Consent to Service; Waivers.

(a)        The parties hereto hereby irrevocably and unconditionally:

(i)         submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from, jurisdiction, the courts of the County and State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its respective address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(iv)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)        without limitation of Sections 8.07 and 9.05, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

(b)        Each of the parties hereto, to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (c) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

SECTION 9.11.          Acknowledgments.  The parties hereto hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)        none of the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

SECTION 9.12.        WAIVERS OF JURY TRIAL.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 9.13.           Confidentiality.  Each Agent and each Lender shall hold all information relating to the Borrower or any Subsidiary furnished by or on behalf of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or Agent pursuant to the requirements of this Agreement (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 9.13, (b) has been independently developed by such Lender or such Agent without violating this Section 9.13 or (c) was or becomes available to such Lender or such Agent from a third party which, to such person’s knowledge, had not breached an obligation of confidentiality to the Borrower or any other Credit Party) (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any governmental agency or representative thereof or any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded or pursuant to legal process or to such Lender’s or Agent’s attorneys, professional advisors or independent auditors or Affiliates, (b) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self‑regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (c) in order to enforce its rights under any Loan Document in a legal proceeding, (d) to any pledgee under Section 9.06 or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall agree to keep the same confidential in accordance with this Section 9.13 or terms substantially similar to this Section 9.13) and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.13 or terms substantially similar to this Section 9.13); provided that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower.

SECTION 9.14.          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledge its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s‑length commercial transaction between the Borrower, and its Affiliates, on the one hand, and the Administrative Agent and the other Agents, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each other Agent each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising the Borrower or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any other Agent has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the other Agents have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the other Agents with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.15.          USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the USA Patriot Act.  In addition, if any Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches,

OFAC/PEP searches, and customary individual background checks for the Credit Parties and (b) OFAC/PEP searches and customary individual background checks for the Credit Parties' senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees to pay the reasonable expenses for such searches.

SECTION 9.16.          [Reserved].

SECTION 9.17.          Platform; Borrower Materials.  The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Material that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 9.18.          Release of Liens.

(a)        Notwithstanding anything to the contrary in the Loan Documents, Collateral may be released from the Lien and security interest created by the Orders or any Loan Documents to secure the Loans and obligations under this Agreement at any time or from time to time in accordance with the provisions of the Orders or as provided hereby.  The applicable property and assets included in the Collateral shall be automatically released from the Liens securing the Obligations, and the applicable Guarantor shall be automatically released from its obligations under this Agreement and the Orders or any Loan Documents as provided in the Orders or the Loan Documents.

(b)        In connection with any termination or release pursuant to this Section 9.18 or a release of a Guarantee pursuant to Section 9.19, the Collateral Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Credit Party, such of the pledged collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Orders or any Loan Documents.  Any execution and delivery of documents pursuant to this Section 9.18 shall be without recourse to or warranty by the Collateral Agent.  In connection with any release pursuant to this Section 9.18 or Section 9.19, the Credit Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.  Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall, at the Borrower’s expense, execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Loan  Documents or the Orders.

The security interests in all Collateral securing the Loans also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Loans and all other Obligations under this Agreement and the Loan Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

SECTION 9.19.           Release of Guarantee.  Each Guarantor’s Guarantee shall be automatically released upon:

(1) any Disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Restricted Subsidiary, if the Disposition does not violate this Agreement; or

(2) any Disposition of the Capital Stock of such Guarantor or such Guarantor’s direct or indirect parent, to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Restricted Subsidiary, if the Disposition does not violate this Agreement and such Guarantor no longer qualifies as a Subsidiary of the Borrower as a result of such Disposition.

SECTION 9.20.         Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

SANCHEZ ENERGY CORPORATION, as the Borrower

By:	/S/ Cameron W. George
Name: Cameron W. George
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB as Administrative Agent and Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY SUMMER STREET TRUST: FIDELITY HIGH INCOME FUND as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY SUMMER STREET TRUST: FIDELITY CAPITAL & INCOME FUND as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY CENTRAL INVESTMENTPORTFOLIOS LLC: FIDELITY HIGH INCOME CENTRAL FUND 2 as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY FUNDS SICAV / FIDELITY FUNDS – US HIGH YIELD as a Lender

By: Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signatory

MASTER TRUST BANK OF JAPAN LTD. RE: FIDELITY US HIGH YIELD MOTHER FUND as a Lender

Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signatory

FIDELITY ADVISOR SERIES II: FA STRATEGIC HIGH INCOME SUB as a Lender

By:	/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY SUMMER STREET TRUST: FIDELITY SERIES HIGH INCOME FUND as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY INCOME FUND: TOTAL BOND HIGH INCOME SUB as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY AMERICAN HIGH YIELD FUND as a Lender

By: its manager Fidelity Investments Canada ULC

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND: VIP HIGH INCOME PORTFOLIO

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY SALEM STREET TRUST: FIDELITY SAI TOTAL BOND FUND – HIGH INCOME SUB-PORTFOLIO as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

STRATEGIC ADVISERS INCOME OPPORTUNITIES FUND – FIAM HIGH INCOME SUBPORTFOLIO as a Lender

By: FIAM LLC as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIAM HIGH YIELD BOND COMMINGLED POOL –FIDELITY INSTITUTIONAL ASSET MANAGEMENT TRUST COMPANY AS TRUSTEE as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY GLOBAL HIGH YIELD INVESTMENT TRUST as a Lender

By: its manager Fidelity Investments Canada ULC

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY INSTITUTIONAL U.S. HIGH YIELD FUND – SERIES1 as a Lender

By: FIAM LLC as Sub Advisor

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

CANADIAN BALANCED – HIGH INCOME SUB PORTFOLIO as a Lender

By: its manager Fidelity Investments Canada ULC

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND V: VIP STRATEGIC HIGH INCOME SUB as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

PENSION RESERVES INVESTMENT TRUST (PRIT) FUND HIGH YIELD PORTFOLIO as a Lender

By: Fidelity Institutional Asset Management Trust Company as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIAM HIGH YIELD FUND, LLC as a Lender

By: FIAM LLC as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

JAPAN TRUSTEE SERVICES BANK, LTD. RE: FIDELITY STRATEGIC INCOME FUND (MOTHER) as a Lender

By: Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

ALLIANZ FIDELITY INSTITUTIONAL ASSET MANAGEMENT TOTAL BOND FUND HIGH YIELD SUB ACCOUNT as a Lender

By: FIAM LLC as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

JAPAN TRUSTEE SERVICES BANK, LTD. RE: FIDELITY HIGH YIELD BOND OPEN MOTHER FUND as a Lender

By: Fidelity Management & Research Company as Sub-Advisor

By:	/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signatory

ALLIANZ MULTI-STRATEGY HIGH YIELD SUB ACCOUNT as a Lender

By: FIAM LLC as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY INSTITUTIONAL ASSET MANAGEMENT TOTAL BOND FUND – HIGH INCOME as a Lender

By: FIAM LLC as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY MERRIMACK STREET TRUST: FIDELITY TOTAL BOND ETF as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

FIDELITY SUMMER STREET TRUST: FIDELITY GLOBAL HIGH INCOMEFUND – U.S. HIGH YIELD SUB PORTFOLIO as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

FIDELITY SUMMER STREET TRUST: FIDELITY SHORT DURATION HIGH INCOME FUND – US HIGH YIELD SUBPORTFOLIO as a Lender

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

ORBIS GLOBAL BALANCED FUND (AUSTRALIA REGISTERED) as a Lender

By: Orbis Investment Management Limited, its investment manager

By:	/s/ Darren Johnston
Name: Darren Johnston
Title: Director

ALLAN GRAY AUSTRALIA BALANCED FUND as a Lender

By Allan Gray Australia Pty Limited, its investment manager

By:	/s/ Hugh Gillespie
Name: Hugh Gillespie
Title: Director

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

ORBIS SICAV, IN RESPECT OF ORBIS SICAV GLOBAL BALANCED FUND AND ORBIS SICAV GLOBAL CAUTIOUS FUND as a Lender

By: Orbis Investment Management Limited, as investment manager

By:	/s/ Darren Johnston
Name: Darren Johnston
Title: Director

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

TARPON DIP HOLDINGS, L.P. as a Lender

By: Apollo ANRP Advisors III, L.P., its general partner

By: Apolo ANRP Capital Management III, LLC, its general partner

By:	/s/ Laurie D. Medley_
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

CQS DIRECTIONAL OPPORTUNITIES MASTER FUND LIMITED as a Lender

By:	/s/ Atholl Wilton
Name: Atholl Wilton
Title: Authorized Signatory

GRACECHURCH OPPORTUNITIES FUND LIMITED as a Lender

By:	/s/ Atholl Wilton
Name: Atholl Wilton
Title: Authorized Signatory

CQS ACS FUND, A SUB-FUND OF CQS GLOBAL FUNDS ICAV as a Lender

By:	/s/ Atholl Wilton
Name: Atholl Wilton
Title: Authorized Signatory

CQS AIGUILLE DU CHARDONNET MF S.C.A. SICAV-SIF as a Lender

By:	/s/ Atholl Wilton
Name: Atholl Wilton
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP as a Lender

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member of General Partner - Southpaw GP LLC

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

CAPITAL RESEARCH AND MANAGEMENT COMPANY for and on behalf of American Funds Multi-Sector Income Fund as a Lender

By:	/s/ Kristin M. Nishiyama
Name: Kristin M. Nishiyama
Title: Authorized Signatory

CAPITAL RESEARCH AND MANAGEMENT COMPANY for and on behalf of The Income Fund of America as a Lender

By:	/s/ Kristin M. Nishiyama
Name: Kristin M. Nishiyama
Title: Authorized Signatory

CAPITAL RESEARCH AND MANAGEMENT COMPANY for and on behalf of American High-Income Trust as a Lender

By:	/s/ Kristin M. Nishiyama
Name: Kristin M. Nishiyama
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

CAPITAL RESEARCH AND MANAGEMENT COMPANY for and on behalf of American Funds Insurance Series – High-Income Bond Fund as a Lender

By:	/s/ Kristin M. Nishiyama
Name: Kristin M. Nishiyama
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

CROSS OCEAN USSS FUND I(A) LP as a Lender

By Cross Ocean Partner Management LP its Investment Management

By:	/s/ Nicholas Renwick
Name: Nicholas Renwick
Title: Authorized Signatory

T-VI CO-ES LP as a Lender

By Cross Ocean Partners Management LP its Investment Manager

By:	/s/ Nicholas Renwick
Name: Nicholas Renwick
Title: Authorized Signatory

CROSS OCEAN GLOBAL SIF (A) L.P. as a Lender

By Cross Ocean Partners Management LP its Investment Manager

By:	/s/ Nicholas Renwick
Name: Nicholas Renwick
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

CROSS OCEAN GSS MASTER FUND LP as a Lender

By Cross Ocean Partners Management LP its Investment Manager

By:	/s/ Nicholas Renwick
Name: Nicholas Renwick
Title: Authorized Signatory

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

THE NORTHWESTER MUTUAL LIFE INSURANCE COMPANY as a Lender

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Andrew Wassweiler
Name:	Andrew Wassweiler
Title:	Managing Director

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]

THE NORTHWESTER MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account as a Lender

By:	/s/ Andrew Wassweiler
Name:	Andrew Wassweiler
Title:	Managing Director

[Signature Page to Senior Secured Debtor-In-Possession Term Loan Credit Agreement]